                                                        EXECUTION COPY




                               $185,000,000


                             CREDIT AGREEMENT


                                dated as of


                               July 31, 1998


                                   among


                          Sybron Chemicals Inc.,

                         The Lenders Party Hereto,

                  The Swingline Bank Referred to Herein,

                      The Issuers Referred to Herein,

                        DLJ Capital Funding, Inc.,
                           as Syndication Agent,

                Morgan Guaranty Trust Company of New York,
                          as Documentation Agent,

                                    and

                            Mellon Bank, N.A.,
                          as Administrative Agent

                         -------------------------

           Donaldson, Lufkin & Jenrette Securities Corporation,
                             as Lead Arranger

                             TABLE OF CONTENTS

                               ------------

                                                                      PAGE
                                                                      ----
                                 ARTICLE 1
                                Definitions

Section 1.01.  Definitions.............................................1
Section 1.02.  Accounting Terms and Determinations....................23
Section 1.03.  Classes and Types of Loans and Borrowings..............23
Section 1.04.  Other Definitional Provisions..........................23

                                 ARTICLE 2
                                The Credits

Section 2.01.  Commitments to Lend....................................24
Section 2.02.  Notice of Borrowing....................................25
Section 2.03.  Notice to Lenders; Funding of Loans....................25
Section 2.04.  Maturity of Loans; Contingent Prepayments..............26
Section 2.05.  Interest Rates.........................................28
Section 2.06.  Method of Electing Interest Rates......................30
Section 2.07.  Fees...................................................32
Section 2.08.  Termination or Reduction of Commitments................33
Section 2.09.  Optional Prepayments...................................33
Section 2.10.  General Provisions as to Payments......................34
Section 2.11.  Funding Losses.........................................35
Section 2.12.  Computation of Interest and Fees.......................35
Section 2.13.  Notes..................................................35
Section 2.14.  Letters of Credit......................................36
Section 2.15.  Swingline Loans........................................42
Section 2.16.  Registry...............................................45
Section 2.17.  Monthly Statement......................................45

                                 ARTICLE 3
                                Conditions

Section 3.01.  Closing Date...........................................45
Section 3.02.  Borrowings and Issuances of Letters of Credit..........49

                                 ARTICLE 4
                      Representations and Warranties
                                                                     PAGE
                                                                     ----
Section 4.01.  Corporate Existence and Power..........................50
Section 4.02.  Corporate and Governmental Authorization; No
               Contravention..........................................51
Section 4.03.  Binding Effect; Liens Enforceable......................51
Section 4.04.  Financial Information..................................51
Section 4.05.  Litigation.............................................52
Section 4.06.  Compliance with ERISA..................................53
Section 4.07.  Environmental Matters..................................53
Section 4.08.  Taxes..................................................54
Section 4.09.  Subsidiaries...........................................55
Section 4.10.  No Regulatory Restrictions on Borrowing................55
Section 4.11.  Real Property Interests................................55
Section 4.12.  Full Disclosure........................................55
Section 4.13.  Solvency...............................................55
Section 4.14.  Representations and Warranties Incorporated from
               Acquisition Agreement..................................56
Section 4.15.  Information Memorandum.................................56
Section 4.16.  Year 2000..............................................56

                                 ARTICLE 5
                                 Covenants
Section 5.01.  Information............................................57
Section 5.02.  Payment of Obligations.................................60
Section 5.03.  Maintenance of Property; Insurance.....................60
Section 5.04.  Conduct of Business and Maintenance of Existence.......62
Section 5.05.  Compliance with Laws...................................62
Section 5.06.  Inspection of Property, Books and Records..............62
Section 5.07.  Mergers and Sales of Assets............................62
Section 5.08.  Use of Proceeds........................................63
Section 5.09.  Negative Pledge........................................63
Section 5.10.  Limitation on Debt.....................................64
Section 5.11.  Leverage Ratio.........................................65
Section 5.12.  Interest Coverage Ratio................................65
Section 5.13.  Fixed Charge Coverage Ratio............................65
Section 5.14.  Minimum Consolidated Tangible Net Worth................66
Section 5.15.  Limitation on Capital Expenditures.....................66
Section 5.16.  Restricted Payments; Voluntary Prepayments.............66
Section 5.17.  Investments and Acquisitions...........................67
Section 5.18.  Transactions with Affiliates...........................67
Section 5.19.  Limitation on Restrictions Affecting Subsidiaries......68
Section 5.20.  Fiscal Year............................................68
Section 5.21.  Material Contracts; Occidental Indemnity...............68
Section 5.22.  Change in Business.....................................68
Section 5.23.  Further Assurances.....................................68
Section 5.24.  Amendments to Acquisition Documents....................72

                                 ARTICLE 6
                                 Defaults
                                                                     PAGE
                                                                     ----
Section 6.01.  Events of Default......................................72
Section 6.02.  Notice of Default......................................76
Section 6.03.  Cash Collateral........................................76

                                 ARTICLE 7
                                The Agents

Section 7.01.  Appointment and Authorization..........................76
Section 7.02.  Agents and Affiliates..................................77
Section 7.03.  Action by Agents.......................................77
Section 7.04.  Consultation with Experts..............................77
Section 7.05.  Liability of Agents....................................77
Section 7.06.  Indemnification........................................78
Section 7.07.  Credit Decision........................................78
Section 7.08.  Successor Agents.......................................78
Section 7.09.  Agent's Fee............................................78
Section 7.10.  Syndication Agent and Documentation Agent..............79

                                 ARTICLE 8
                          Change in Circumstances

Section 8.01.  Basis for Determining Interest Rate Inadequate or
               Unfair.................................................79
Section 8.02.  Illegality.............................................79
Section 8.03.  Increased Cost and Reduced Return......................80
Section 8.04.  Taxes..................................................82
Section 8.05.  Base Rate Loans Substituted for Affected Euro-Dollar
               Loans..................................................84
Section 8.06.  Substitution of Bank...................................84

                                 ARTICLE 9
                               Miscellaneous
                                                                     PAGE
                                                                     ----
Section 9.01.  Notices................................................85
Section 9.02.  No Waivers.............................................85
Section 9.03.  Expenses; Indemnification..............................86
Section 9.04.  Set-Offs...............................................86
Section 9.05.  Amendments and Waivers.................................87
Section 9.06.  Successors; Participations and Assignments.............88
Section 9.07.  Designated Lenders.....................................90
Section 9.08.  No Reliance on Margin Stock............................91
Section 9.09.  Governing Law; Submission to Jurisdiction..............91
Section 9.10.  Counterparts; Integration; Effectiveness...............91
Section 9.11.  WAIVER OF JURY TRIAL...................................92

COMMITMENT SCHEDULE
PRICING SCHEDULE
SCHEDULE 1.01 -- SELLERS
SCHEDULE 4.07 -- ENVIRONMENTAL MATTERS
SCHEDULE 4.11 -- REAL PROPERTY INTERESTS
SCHEDULE 5.17 -- INVESTMENTS

EXHIBIT A -- NOTES
EXHIBIT A-1 -- SWINGLINE NOTE
EXHIBIT B -- SECURITY AGREEMENT
EXHIBIT C -- SUBSIDIARY GUARANTY
EXHIBIT D -- OPINION OF COUNSEL TO THE BORROWER
EXHIBIT E -- LOCAL COUNSEL OPINIONS
EXHIBIT F -- OPINION OF COUNSEL TO THE AGENTS
EXHIBIT G -- ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT H -- DESIGNATION AGREEMENT

               AGREEMENT dated as of July 31, 1998 among SYBRON CHEMICALS INC., the LENDERS party hereto, the SWINGLINE BANK referred to herein, the ISSUERS referred to herein, DLJ CAPITAL FUNDING, INC., as Syndication Agent, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent, and MELLON BANK, N.A., as Administrative Agent.


                                 ARTICLE 1
                                Definitions

               Section 1.1. Definitions. The following terms, as used herein, have the following meanings:

               "Acquisition" means the acquisition by the Borrower of (i) 100% of the outstanding capital stock of Ruco Corp. and (ii) 100% of the outstanding membership interests of Ruco LLC, in each case from the Sellers pursuant to the Acquisition Agreement on the Closing Date concurrently with the making of the initial Loans hereunder.

               "Acquisition Agreement" means the Capital Stock and Membership Interest Purchase Agreement dated as of July __, 1998 among the Borrower and the Sellers.

               "Acquisition Documents" means the Acquisition Agreement and all agreements, documents, instruments, certificates, filings, consents, approvals, board of directors resolutions and opinions furnished pursuant to or in connection with the Acquisition and the transactions contemplated thereby, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof.

               "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.5(g).

               "Administrative Agent" means Mellon Bank, N.A. in its capacity as administrative agent for the Lenders under the Loan Documents, and its successors in such capacity.

               "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent, completed by such Lender and returned to the Administrative Agent (with a copy to the Borrower).

               "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary Guarantor) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               "Agents" means the Syndication Agent, the Documentation Agent and the Administrative Agent, and "Agent" means any of them, as the context may require.

               "Aggregate LC Exposure" means, at any time, the sum, without duplication, of (i) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time and
(ii) the aggregate unpaid amount of all Reimbursement Obligations at such time.

               "Applicable Lending Office" means, with respect to any Lender,
(i) in the case of its Base Rate Loans and its participations in Letters of Credit, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

               "Assessment Date" means the earlier of (i) the 60th calendar day after the Closing Date and (ii) September 29, 1998.

               "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its Subsidiaries of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) dispositions of inventory or obsolete, worn out or unnecessary equipment, in each case in the ordinary course of business, (ii) dispositions of Temporary Cash Investments and cash payments otherwise permitted under this Agreement and (iii) dispositions to the Borrower or a Subsidiary of the Borrower.

               "Assignee" has the meaning set forth in Section 9.6(c).

               "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

               "Base Rate Loan" means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.6(a) or Article 8.

               "Base Rate Margin" means a rate per annum determined in accordance with the Pricing Schedule; provided that with respect to Base Rate Term A Loans prior to the Term B Repayment Date, "Base Rate Margin" means 1%.

               "Borrower" means Sybron Chemicals Inc., a Delaware corporation, and its successors.

               "Borrower Mortgage" means a mortgage or deed of trust, in a form reasonably satisfactory to the Administrative Agent, entered into between the Borrower, as mortgagor or trustor, and the Administrative Agent, as mortgagee or beneficiary, as amended from time to time.

               "Borrowing" has the meaning set forth in Section 1.3.

               "Business Acquisition" means any acquisition (other than the Acquisition), whether in a single transaction or series of related transactions, by the Borrower or any one or more Subsidiaries, or any combination thereof, of (i) all or a substantial part of the assets, or a going concern business or division, of any Person, whether through purchase of assets or securities, by merger or otherwise, (ii) control of securities of an existing corporation or other Person having ordinary voting power (apart from rights accruing under special circumstances) to elect a majority of the board of directors of such corporation or other Person or (iii) control of a greater than 50% ownership interest in any existing partnership, joint venture or other Person.

               "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder.

               "Change of Control" shall occur if (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than Citicorp Venture Capital, Ltd. or any of its affiliates or Richard Klein shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more of the outstanding shares of common stock of the Borrower or (ii) during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period (or who were appointed or nominated for election as directors of the Borrower by at least a majority of the individuals who were directors on the first day of such period or who were so elected or appointed) shall cease to constitute a majority of the board of directors of the Borrower.

               "Class" has the meaning set forth in Section 1.3.

               "Closing Date" means the date on which all of the conditions set forth in Section 3.1 shall have been satisfied (or waived in accordance with Section 9.5).

               "Collateral" means the collateral purported to be subject to the Liens of the Collateral Documents.

               "Collateral Documents" means the Security Agreement, the Mortgages (if any) and any additional security agreements, pledge agreements or mortgages required to be delivered pursuant to the Loan Documents and any instruments of assignment, lockbox letters or other instruments or agreements executed pursuant to the foregoing; provided that, at all times prior to the Assessment Date, "Collateral Documents" shall exclude the Mortgages.

               "Commitment" means any Term Loan Commitment or Revolving Credit Commitment, and "Commitments" means any or all of the foregoing, as the context may require.

               "Commitment Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

               "Commitment Schedule" means the Schedule attached hereto and identified as such.

               "Consolidated Capital Expenditures" means, for any Fiscal Year, the additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such Fiscal Year, as the same are set forth in a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such Fiscal Year.

               "Consolidated Current Assets" means at any date the consolidated current assets of the Borrower and its Consolidated Subsidiaries determined as of such date.

               "Consolidated Current Liabilities" means at any date (i) the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries plus (ii) the current liabilities of any Person (other than the Borrower or any of its Consolidated Subsidiaries) which are Guaranteed by the Borrower or a Consolidated Subsidiary, all determined as of such date.

               "Consolidated Debt" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

               "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation, amortization and other non-cash charges.

               "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

               "Consolidated Net Income" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, adjusted to exclude the effect of any extraordinary or other non-recurring gain (but not loss).

               "Consolidated Net Working Investment" means at any date Consolidated Current Assets (exclusive of cash and cash equivalents) minus Consolidated Current Liabilities (exclusive of Debt).

               "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

               "Consolidated Tangible Net Worth" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. As used herein, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (except write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) after March 31, 1998 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary, (ii) all Investments in unconsolidated Subsidiaries and all equity Investments in Persons which are not Subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

               "Corestates Loan Agreement" means the Loan Agreement dated as of February 18, 1997 between the Borrower and Corestates Bank N.A.

               "Credit Exposure" means, with respect to any Lender at any time, the sum of (i) the greater, at such time, of (A) such Lender's Term Loan Commitments and (B) the outstanding principal amount of such Lender's Term Loans plus (ii) the greater, at such time, of (A) such Lender's Revolving Commitment and (B) such Lender's Outstanding Revolving Amount.

               "Debt" of any Person means, at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except (A) trade accounts payable arising in the ordinary course of business and (B) obligations in respect of deferred purchase price payments not exceeding $10,000,000 under the Acquisition Agreement, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all obligations (contingent or otherwise) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vii) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby).

               "Debt Incurrence" means the incurrence of any Debt by the Borrower or any of its Subsidiaries, other than Debt permitted by Section 5.10(a)(i), (ii), (v) or (vi).

               "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

               "Default Rate Period" means, if an Event of Default shall have occurred and be continuing, the period from the date the Required Lenders notify the Borrower of the commencement of a Default Rate Period to the earlier of the date on which such notice is rescinded by the Required Lenders and the date no Event of Default shall have occured and be continuing.

               "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

               "Designated Lender" means, with respect to any Designating Lender, an Eligible Designee designated by it pursuant to Section 9.7(a) as a Designated Lender for purposes of this Agreement.

               "Designating Lender" means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 9.7(a).

               "Documentation Agent" means Morgan Guaranty Trust Company of New York in its capacity as documentation agent in respect of the Loan Documents.

               "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

               "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

               "Eligible Designee" means a special purpose corporation that
(i) is organized under the laws of the United States or any state thereof,
(ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's.

               "Environmental Laws" means any federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, agreement or governmental restriction or requirement, whether now or hereafter in effect, relating to human health, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

                "Environmental Liabilities" means any and all liabilities of or relating to the Borrower and any Subsidiary (including any entity which is, in whole or in part, a predecessor of the Borrower or any Subsidiary), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by applicable Environmental Laws (including without limitation any matter disclosed or required to be disclosed in Schedule 4.07 hereto).

               "Equity Issuance" means any issuance of equity securities by the Borrower or any of its Subsidiaries, other than any such issuance to the Borrower or any of its Subsidiaries.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

               "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

               "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

               "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative
Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

               "Euro-Dollar Loan" means a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

               "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule; provided that with respect to Euro-Dollar Term A Loans prior to the Term B Repayment Date, "Euro-Dollar Margin" means 2.25%.

               "Euro-Dollar Rate" means a rate of interest determined pursuant to Section 2.5(b) or 2.5(d) on the basis of a London Interbank Offered Rate.

               "Euro-Dollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

               "Events of Default" has the meaning set forth in Section 6.1.

               "Evergreen Letter of Credit" means a Letter of Credit that is automatically extended unless the relevant Issuer gives notice to the beneficiary thereof stating that such Letter of Credit will not be extended.

               "Excess Cash Flow" means, for any period:

               (a)  the sum of (i) Consolidated EBITDA for such period, and
(ii) any decrease in Consolidated Net Working Investment between the beginning and the end of such period;

               less

               (b) the sum of (i) Consolidated Capital Expenditures for such period, (ii) any increase in Consolidated Net Working Investment between the beginning and the end of such period, (iii) mandatory and voluntary repayments during such period of the non-revolving Debt of the Borrower and its Consolidated Subsidiaries which were not made with the proceeds of other Debt (adjusted to eliminate the effect of prepayments on account of Excess Cash Flow for a prior period), (iv) Consolidated Interest Expense to the extent paid or payable in cash for such period, (iv) income taxes paid or payable in cash for such period and (v) to the extent not deducted in calculating Consolidated EBITDA for such period, cash payments made to any third parties during such period in connection with any Business Acquisition permitted under
Section 5.17(b).

               "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Mellon Bank, N.A. such day on such transactions as determined by the Administrative Agent.

               "Fiscal Quarter" means a fiscal quarter of the Borrower.

               "Fiscal Year" means a fiscal year of the Borrower.

               "Fixed Charge Coverage Ratio" means, at any date, the ratio of
(i) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ended on or most recently prior to such date to (ii) the sum of (A) Consolidated Interest Expense for such period, plus (B) income tax expense for such period plus (C) Consolidated Capital Expenditures for such period plus (D) the aggregate principal amount of long term Debt of the Borrower and its Consolidated Subsidiaries scheduled to be amortized during such period.

               "Foreign Subsidiary" means any Subsidiary organized under the laws of a jurisdiction, and conducting substantially all of its operations, outside of the United States, other than any such Subsidiary that shall have elected to be treated as a partnership or a branch of the Borrower or any U.S. Subsidiary for United States income tax purposes.

               "GAAP" means generally accepted accounting principles as in effect on the date hereof, applied on a basis consistent with the financial statements referred to in Section 4.4(a).

               "Group of Loans" means at any time a group of Loans of any Class consisting of (i) all Loans of such Class which are Base Rate Loans at such time or (ii) all Loans of such Class which are Euro-Dollar Loans having the same Interest Period at such time, provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

               "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or other obligation or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt or other obligation of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term
"Guarantee" used as a verb has a corresponding meaning.

               "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under applicable Environmental Laws.

               "Hicksville Facility" means Ruco Corp.'s facility in Hicksville, New York.

               "Indemnitee" has the meaning set forth in Section 9.3(b).

               "Interest Coverage Ratio" means, at any date, the ratio of (i) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ended on or most recently prior to such date to (ii) Consolidated Interest Expense for such period.

               "Interest Period" means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in such notice; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d) below, end on the last Euro-Dollar Business Day of a calendar month;

                  (c) no Interest Period for any Revolving Loan shall extend beyond the Revolving Credit Termination Date; and

                  (c) no Interest Period applicable to any Term Loan shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans and Euro-Dollar Loans having Interest Periods which end on or prior to such date equals or exceeds the amount of such principal payment.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

               "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

               "Issuers" means Mellon Bank, N.A. (and any other Revolving Lender which, at the Borrower's request, shall have agreed to issue Letters of Credit hereunder and confirmed such agreement in a notice to the Administrative Agent), each in its capacity as an Issuer under the letter of credit facility described in Section 2.14.

               "JPMSI" means J.P. Morgan Securities Inc.

               "LC Exposure" means, with respect to any Revolving Lender at any time, an amount equal to its Revolving Commitment Percentage of the Aggregate LC Exposure at such time.

               "LC Indemnitees" has the meaning set forth in Section 2.14(k).

               "LC Office" means, with respect to any Issuer, the office at which it books any Letter of Credit issued by it.

               "LC Payment Date" has the meaning set forth in Section 2.14(g).

               "LC Reimbursement Due Date" has the meaning set forth in Section 2.14(h).

               "Lender" means (i) each lender listed on the Commitment Schedule, (ii) each Assignee which becomes a Lender pursuant to Section 9.6(c) and (iii) their respective successors. The term "Lender" does not include the Swingline Bank in its capacity as such.

               "Lender Parties" means the Lenders, the Issuers, the Swingline Bank and the Agents.

               "Letter of Credit" means a letter of credit issued hereunder by an Issuer.

               "Lead Arranger" means Donaldson, Lufkin & Jenrette Securities Corporation and its successors.

               "Leverage Ratio" means, at any date, the ratio of (i) Consolidated Debt at such date to (ii) Consolidated EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

               "Loan" means a Base Rate Loan or a Euro-Dollar Loan and "Loans" means any combination of the foregoing, as the context may require; provided that, if any such Loan or Loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be. The term "Loan" does not include a Swingline Loan.

               "Loan Documents" means this Agreement, the Notes, the Swingline Note, the Subsidiary Guarantee and the Collateral Documents.

               "London Interbank Offered Rate" has the meaning set forth in
Section 2.5(h).

               "Major Casualty Proceeds" means (i) the aggregate insurance proceeds received in connection with one or more related events by the Borrower and its Subsidiaries under any Property Insurance Policy or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation) received by the Borrower and its Subsidiaries, if the amount of such aggregate insurance proceeds or award or other compensation exceeds $500,000; provided that Major Casualty Proceeds shall exclude up to $2,000,000 recovered from insurers in respect of environmental clean up expenses incurred by the Borrower prior to the Closing Date.

               "Material Adverse Effect" means (i) any material adverse effect upon the condition (financial or otherwise), results of operations, properties, assets, business or prospects of the Borrower and its Subsidiaries, taken as a whole; (ii) a material adverse effect on the ability of the Borrower or any other Person to consummate the transactions contemplated hereby to occur on the Closing Date; (iii) a material adverse effect on the ability of any Obligor to perform its obligations under this Agreement, the Notes and the other Loan Documents or (iv) a material adverse effect on the rights and remedies of the Agents, the Issuers, the Swingline Bank and the Lenders under this Agreement, the Notes, the Swingline Note and the other Loan Documents.

               "Material Debt" means Debt (other than the Loans, Swingline Loans and Reimbursement Obligations) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $3,500,000.

               "Material Financial Obligations" means a principal or face amount of Debt (other than the Loans, Swingline Loans and Reimbursement Obligations) and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $3,500,000.

               "Material Plan" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

               "Mexican Subsidiary Debt" means mortgage Debt of Sybron Quimica S.A. de C.V., a Mexican company and wholly-owned Subsidiary of the Borrower, in an aggregate principal amount not exceeding 12,000,000 Mexican pesos, the proceeds of which have been or will be used to repay outstanding intercompany Debt owed to the Borrower and any refinancing thereof which does not increase the outstanding principal amount thereof and is not secured by additional collateral owned by any Person other than Sybron Quimica S.A. de C.V.

               "Moody's" means Moody's Investors Service, Inc.

               "Mortgages" means the Borrower Mortgages and the Subsidiary Mortgages, and "Mortgage" means any of them, as the context may require.

               "Multiemployer Plan" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

               "Net Cash Proceeds" means, with respect to any Reduction Event, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Reduction Event (including any cash proceeds received as interest or similar income or other proceeds of any noncash proceeds of any Asset Sale), less (a) any fees, costs and expenses reasonably incurred by such Person in respect of such Reduction Event, (b) if such Reduction Event is an Asset Sale, (i) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and required to be, and actually, discharged from the proceeds thereof and (ii) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Asset Sale and (c) if such Reduction Event is the receipt of Major Casualty Proceeds and if the Borrower shall have notified the Administrative Agent within 30 days after the receipt of such Major Casualty Proceeds of its intent to use some or all of such Major Casualty Proceeds to repair or replace the affected assets within 180 days after the receipt thereof, the amount so specified by the Borrower; provided that the portion of the Net Cash Proceeds not so used in such 180 day period shall be deemed to have been received and shall be applied to prepayments required under Section 2.4(c) on such 180th day; provided, further, that Major Casualty Proceeds in excess of $5,000,000 shall be held and dispensed by the Administrative Agent in accordance with Section 5 of the Security Agreement.

               "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A-1 hereto, evidencing the Borrower's obligation to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

               "Notice of Borrowing" has the meaning set forth in Section 2.2.

               "Notice of Swingline Borrowing" has the meaning set forth in
Section 2.15(b).

               "Notice of Interest Rate Election" has the meaning set forth in
Section 2.6.

               "Obligor" means the Borrower and each Subsidiary Guarantor.

               "Occidental" means Occidental Chemical Corporation (formerly known as Hooker Chemicals & Plastics Corp.) and its successors.

               "Occidental Indemnity" means the obligations of Occidental under Sections 7.01, 7.02 and 7.03 of the Agreement for the Purchase by Ruco Corp.
of the Specialty Polymers Business of Hooker Chemicals & Plastics Corp. dated February 12, 1982.

               "Outstanding Revolving Amount" means, with respect to any Revolving Lender at any time, the sum of (i) the aggregate outstanding principal amount of its Revolving Loans, (ii) its LC Exposure and (iii) its Swingline Exposure, all determined at such time after giving effect to any prior assignments by or to such Revolving Lender pursuant to Section 9.6(c).

               "Parent" means, with respect to any Lender, any Person controlling such Lender.

               "Participant" has the meaning set forth in Section 9.6(b).

               "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Plan" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

               "Pricing Schedule" means the Pricing Schedule attached hereto.

               "Prime Rate" means the rate of interest publicly announced by Mellon Bank, N.A. from time to time as its Prime Rate.

               "Property Insurance Policy" means any insurance policy maintained by the Borrower or any of its Subsidiaries covering losses with respect to tangible real or personal property or improvements or losses from business interruption.

               "Quarterly Payment Dates" means each March 31, June 30, September 30 and December 31.

               "Reduction Event" means (i) any Asset Sale in any Fiscal Year if, and solely to the extent that, the aggregate Net Cash Proceeds from such Asset Sale, when combined with all other Asset Sales previously made during such Fiscal Year, exceed $1,000,000, (ii) any Debt Incurrence, (iii) any Equity Issuance or (iv) receipt of Major Casualty Proceeds. The description of any transaction as falling within the above definition does not affect any limitation on such transaction imposed by Article 5 of this Agreement.

               "Reduction Percentage" means (i) with respect to any Debt Incurrence, any Asset Sale or receipt of Major Casualty Proceeds, 100% and
(ii) with respect to any Equity Issuance, 50%.

               "Reference Lender" means Mellon Bank, N.A.

               "Register" has the meaning set forth in Section 2.16.

               "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Reimbursement Obligation" means the obligation of the Borrower to reimburse an Issuer for amounts paid by such Issuer in respect of drawings under a Letter of Credit, including any portion of any such obligation to which a Lender has become subrogated pursuant to Section 2.14(i).

               "Release" means any discharge, emission or release, including a Release as defined in CERCLA at 42 U.S.C. Section 9601(22).

               "Required Lenders" means, at any time, Lenders (which shall include at least two Lenders if there shall be more than two Lenders) having at least a majority in aggregate amount of the Revolving Credit Exposures at such time and a majority in aggregate amount of the Term Credit Exposures at such time.

               "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock other than mandatorily redeemable capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion).

               "Revolving Commitment Percentage" means, with respect to any Revolving Lender at any time, the percentage which the amount of its Revolving Commitment at such time represents of the aggregate amount of all the Revolving Commitments at such time. At any time after the Revolving Commitments shall have terminated, the term "Revolving Commitment Percentage" shall refer to a Revolving Lender's Revolving Commitment Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 9.6(c).

               "Revolving Commitment" means,

                 (i) with respect to each Revolving Lender listed on the signature pages hereof, the amount set forth opposite the name of such Lender under the heading "Revolving Commitment" in the Commitment Schedule, and

                (ii) with respect to each Assignee which becomes a Revolving Lender pursuant to Section 9.6(c), the amount of the Revolving Commitment thereby assumed by it,

in each case as such amount may be reduced from time to time pursuant to
Section 2.8 or increased or reduced by reason of an assignment to or by such Lender in accordance with Section 9.6(c). The term "Revolving Commitment" does not include the Swingline Commitment.

               "Revolving Credit Exposure" means, with respect to any Lender at any time, the greater, at such time, of (A) such Lender's Revolving Commitment and (B) such Lender's Outstanding Revolving Amount.

               "Revolving Credit Period" means the period from and including the Closing Date to but not including the Revolving Credit Termination Date.

               "Revolving Credit Termination Date" means the sixth anniversary of the Closing Date (or, if such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day).

               "Revolving Lender" means each Lender identified in the Commitment Schedule as having a Revolving Commitment and each Assignee which acquires a Revolving Commitment and/or Revolving Loans pursuant to Section 9.6(c), and their respective successors.

               "Revolving Loan" means a loan made by a Revolving Lender pursuant to Section 2.1(b).

               "Ruco" means Ruco Corp. and Ruco LLC, collectively.

               "Ruco Corp" means Ruco Polymer Corporation, a New York corporation.

               "Ruco LLC" means Ruco Polymer Company of Georgia, LLC, a Delaware limited liability company.

               "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

               "SEC" means the Securities and Exchange Commission.

               "Security Agreement" means the Security Agreement dated as of the Closing Date among the Borrower, the Subsidiary Guarantors party thereto and the Administrative Agent, substantially in the form of Exhibit B hereto, as amended from time to time.

               "Sellers" means each Person listed on Schedule 1.01.

               "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

               "Subsidiary Guarantee" means the Subsidiary Guarantee dated as of the Closing Date from each Subsidiary Guarantor in favor of the Administrative Agent, substantially in the form of Exhibit C, as amended from time to time.

               "Subsidiary Guarantors" means each Subsidiary of the Borrower (other than a Foreign Subsidiary) on the Closing Date, after giving effect to the Acquisition, and any other Person that becomes a party to the Subsidiary Guarantee pursuant to Section 5.23, and "Subsidiary Guarantor" means any one of them.

               "Subsidiary Mortgage" means a mortgage or deed of trust, in a form reasonably satisfactory to the Administration Agent, between a Subsidiary Guarantor, as mortgagor or trustor, and the Administrative Agent, as mortgagee or beneficiary, as amended from time to time.

               "Swingline Availability Period" means the period from and including the Closing Date to but excluding the Swingline Maturity Date.

               "Swingline Bank" means Mellon Bank, N.A., in its capacity as the Swingline Bank under the Swingline facility described in Section 2.15, and its successors in such capacity.

               "Swingline Borrowing" means a borrowing of a Swingline Loan pursuant to Section 2.15(a).

               "Swingline Commitment" means the obligation of the Swingline Bank to make Swingline Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed $5,000,000, as such amount may be reduced pursuant to Section 2.15(j).

               "Swingline Exposure" means, with respect to any Revolving Lender at any time, an amount equal to its Revolving Commitment Percentage of the aggregate outstanding principal amount of Swingline Loans at such time.

               "Swingline Loan" means a loan made by the Swingline Bank pursuant to Section 2.15(a).

               "Swingline Maturity Date" means the Revolving Credit Termination Date.

               "Swingline Note" has the meaning set forth in Section 2.15(d).

               "Syndication Agent" means DLJ Capital Funding, Inc. in its capacity as syndication agent in respect of the Loan Documents.

               "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by S&P and P-1 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, or (v) in the case of Investments made by a Foreign Subsidiary, substantially similar investments denominated in the currency of the jurisdiction in which such Foreign Subsidiary is organized or conducts its business, provided in each case that such Investment matures within one year after it is acquired by the Borrower or a Subsidiary.

               "Term A Commitment" means, (i) with respect to each Term A Lender listed on the signature pages hereof, the amount set forth opposite the name of such Lender under the heading "Term A Commitment" in the Commitment Schedule, and (ii) with respect to each Assignee which becomes a Term A Lender pursuant to Section 9.6(c), the amount of the Term A Commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant to Section 2.8 or increased or reduced by reason of an assignment to or by such Lender in accordance with Section 9.6(c).

               "Term A Lender" means each Lender identified in the Commitment Schedule as having a Term A Commitment and each Assignee which acquires a Term A Commitment and/or Term A Loans pursuant to Section 9.6(c), and their respective successors.

               "Term A Loan" means a loan made by a Term A Lender pursuant to
Section 2.1(a)(i).

               "Term B Repayment Date" means the first date after the Closing Date upon which the principal amount of the Term B Loans shall have been repaid in full.

               "Term B Commitment" means, (i) with respect to each Term B Lender listed on the signature pages hereof, the amount set forth opposite the name of such Lender under the heading "Term B Commitment" in the Commitment Schedule, and (ii) with respect to each Assignee which becomes a Term B Lender pursuant to Section 9.6(c), the amount of the Term B Commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant to Section 2.8 or increased or reduced by reason of an assignment to or by such Lender in accordance with Section 9.6(c).

               "Term B Lender" means each Lender identified in the Commitment Schedule as having a Term B Commitment and each Assignee which acquires a Term B Commitment and/or Term B Loans pursuant to Section 9.6(c), and their respective successors.

               "Term B Loan" means a loan made by a Term B Lender pursuant to
Section 2.1(a)(ii).

               "Term Commitment" means a Term A Commitment or a Term B
Commitment.

               "Term Credit Exposure" means, with respect to any Lender at any time, the sum of the greater, at such time, of (A) such Lender's Term Loan Commitments and (B) the outstanding principal amount of such Lender's Term Loans.

               "Term Lender" means a Term A Lender or a Term B Lender.

               "Term Loan" means a Term A Loan or a Term B Loan.

               "Term Loan Final Maturity Date" means the sixth anniversary of the Closing Date (or, if such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day).

               "Total Outstanding Revolving Amount" means, at any time, the sum of (i) the aggregate outstanding principal amount of the Revolving Loans, (ii) the Aggregate LC Exposure and (iii) except for purposes of Section 2.07, the aggregate outstanding principal amount of the Swingline Loans.

               "Type" has the meaning set forth in Section 1.3.

               "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

               "United States" means the United States of America.

               "U.S. Subsidiary" means a Subsidiary other than a Foreign Subsidiary.

               "Working Capital Facility" means a committed or uncommitted revolving credit facility entered into by a Foreign Subsidiary to obtain working capital financing in the ordinary course of business.

               Section 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP; provided that any calculation of Consolidated EBITDA, the Leverage Ratio, the Interest Coverage Ratio or the Fixed Charge Coverage Ratio for any period all or a portion of which precedes the date of any Business Acquisition (including the Acquisition) shall be made on a pro forma basis as if such Business Acquisition had occurred, all Debt incurred in connection therewith had been incurred and all Debt repaid in connection therewith had been repaid, on the first day of such period. All financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks

               Section 1.3. Classes and Types of Loans and Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Lenders to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same Class and Type (subject to Article 8) and, in the case of Euro-Dollar Loans, have the same initial Interest Period. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to the determination whether such Loan is a Term A Loan, Term B Loan or Revolving Loan, each of which constitutes a Class. The "Type" of a Loan refers to the determination whether such Loan is a Euro-Dollar Loan or a Base Rate Loan, each of which constitutes a "Type". Identification of a Loan (or a Borrowing) by both Class and Type (e.g., a "Euro-Dollar Term A Loan") indicates that such Loan is both a Term A Loan and a Euro-Dollar Loan (or that such Borrowing is comprised of such Loans).

               Section 1.4. Other Definitional Provisions. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include" or "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively.

                                 ARTICLE 2
                                The Credits

               Section 2.1.  Commitments to Lend.  (a)  Term Loan Facility.

                  (i) On the Closing Date each Term A Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Term A Loan to the Borrower in a principal amount not to exceed the amount of its Term A Commitment. The Term A Commitments are not revolving in nature, and amounts repaid or prepaid pursuant to Section 2.4 or Section 2.9 shall not be reborrowed.

                 (ii) On the Closing Date each Term B Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Term B Loan to the Borrower in a principal amount not to exceed the amount of its Term B Commitment. The Term B Commitments are not revolving in nature, and amounts repaid or prepaid pursuant to Section 2.4 or Section 2.9 shall not be reborrowed.

           (b) Revolving Credit Facility. During the Revolving Credit Period, each Revolving Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrower from time to time in an aggregate amount at any time outstanding not to exceed the amount of its Revolving Commitment less its then outstanding LC Exposure. Within the limits specified in this Agreement, the Borrower may borrow under this Section
2.1(b), prepay Revolving Loans to the extent permitted by Section 2.9 and reborrow at any time during the Revolving Credit Period pursuant to this
Section 2.1(b).

           (c) Minimum Amount. Each Term Borrowing under Section 2.1(a) shall be in the aggregate principal amount of $1,000,000 or any larger multiple thereof, and each Revolving Borrowing under Section 2.1(b) shall be in the aggregate principal amount of $500,000 or any larger multiple thereof (except that, in either case, any such Borrowing may be in the aggregate amount of the unused Commitments of the relevant Class) and shall be made from the several Lenders ratably in proportion to their respective Commitments of the relevant Class.

               Section 2.2. Notice of Borrowing. The Borrower shall give the Administrative Agent notice (a "Notice of Borrowing") not later than 10:30 A.M. (New York City time) (i) on the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, and (ii) on the Domestic Business Day before each Base Rate Borrowing, specifying:

                 (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

                 (b)  the aggregate amount of such Borrowing;

                 (c) the Class and initial Type of Loans comprising such Borrowing; and

                 (d) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; provided that the duration of the initial Interest Period applicable to any Euro-Dollar Borrowing to be made at any time on or prior to the earlier of (i) the Assessment Date and (ii) the successful completion of the syndication of this Agreement, as notified to the Borrower by the Syndication Agent, shall be one month.

               Section 2.3.  Notice to Lenders; Funding of Loans.  (a)
Promptly after receiving a Notice of Borrowing, the Administrative Agent shall notify each Lender of the contents thereof and of such Lender's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

           (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Lender participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.1. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

           (c) Unless the Administrative Agent shall have received notice from a Lender before the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.3(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) if such amount is repaid by the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable to such Borrowing pursuant to
Section 2.5 and (ii) if such amount is repaid by such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, the Borrower shall not be required to repay such amount and the amount so repaid by such Lender shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement. The Administrative Agent shall be entitled to recover any and all actual losses and damages (including, without limitation, reasonable attorneys' fees) from any Lender failing to so repay upon demand of the Administrative Agent. The Administrative Agent may set off the obligations of a Lender under this paragraph against any distributions or payments in respect of the Loans which the Administrative Agent would otherwise make available to such Lender at any time.

           (d) To the extent and during the time period in which any Lender fails to provide or delays in providing its respective payment to the Administrative Agent pursuant to clause (b) or (c) above, such Lender's percentage of all payments in respect of Revolving Loans (but not its Revolving Commitment with respect to future Borrowings) shall decrease to reflect the actual percentage which its actual Revolving Credit Exposure bears to the aggregate Revolving Credit Exposures.

               Section 2.4.  Maturity of Loans; Contingent Prepayments.

           (a) On each date set forth below, the Borrower shall repay Term Loans in an aggregate principal amount equal to the amount set forth below opposite such date:

             Date                                Amount
             ----                                ------
     December 31, 1998                         $1,812,500
     March 31, 1999                            $1,812,500
     June 30, 1999                             $1,812,500
     September 30, 1999                        $1,812,500
     December 31, 1999                         $3,625,000
     March 31, 2000                            $3,625,000
     June 30, 2000                             $3,625,000
     September 30, 2000                        $3,625,000
     December 31, 2000                         $5,437,500
     March 31, 2001                            $5,437,500
     June 30, 2001                             $5,437,500
     September 30, 2001                        $5,437,500
     December 31, 2001                         $7,250,000
     March 31, 2002                            $7,250,000
     June 30, 2002                             $7,250,000
     September 30, 2002                        $7,250,000
     December 31, 2002                         $9,062,500
     March 31, 2003                            $9,062,500
     June 30, 2003                             $9,062,500
     September 30, 2003                        $9,062,500
     December 31, 2003                         $9,062,500
     March 31, 2004                            $9,062,500
     June 30, 2004                             $9,062,500
     Term Loan Final
       Maturity Date                           $9,062,500


           (b) Each Revolving Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Revolving Credit Termination Date.

           (c) (i) If the Borrower or any of its Subsidiaries receives any Net Cash Proceeds in respect of any Reduction Event, the Borrower shall, on the first day of the next Interest Period applicable to any Term Loans, prepay the Term Loans in an amount equal to the Reduction Percentage of such Net Cash Proceeds; provided that if such first day of the next Interest Period shall be more than 30 days after the receipt of such Net Cash Proceeds and if the foregoing prepayment shall not have been made, then on the 30th day after such receipt, the Borrower shall pay the amount required to be prepaid, to be held in escrow by the Administrative Agent and invested in such Temporary Cash Investments as the Borrower may direct the Administrative Agent until such first day of the next Interest Period, at which time such prepayment shall be made; provided, further, that (x) if the Net Cash Proceeds in respect of any Reduction Event are less than $1,000,000, no such prepayment shall be required until the amount of such Net Cash Proceeds, together with the amount of all other Net Cash Proceeds in respect of which no prepayment under this subsection (c)(i) shall have theretofore been made, are equal to at least $1,000,000 and (y) any such prepayment to be made on account of a Debt Incurrence consisting of the incurrence by the Borrower of any subordinated Debt shall be applied, first, to the outstanding Term B Loans, until all outstanding Term B Loans are repaid in full, and, second, to the outstanding Term A Loans. The Borrower shall give the Administrative Agent at least five Euro-Dollar Business Days' notice of each prepayment required to be made pursuant to this subsection (c)(i).

                (ii) On the 90th day following the last day of each Fiscal Year, beginning with the Fiscal Year ending December 31, 1999, the Borrower shall prepay the Term Loans in an amount equal to 50% of the Excess Cash Flow for such Fiscal Year.

               (iii)  The amount of any prepayments of Term Loans pursuant to
          Section 2.9 or subsection (c) shall be applied to reduce pro rata the amount of the scheduled prepayments of the Term Loans required pursuant to subsection (a).

                (iv) Each payment of principal of the Term Loans shall be made together with interest accrued and unpaid on the amount repaid to the date of payment.

                 (v) Each payment of the Term Loans shall be applied to such Group or Groups of Term Loans as the Borrower may designate (or, failing such designation, as determined by the Administrative Agent).

           (d) If on any date the Total Outstanding Revolving Amount exceeds the Revolving Commitments, the Borrower shall repay Revolving Loans in an aggregate amount equal to such excess.

               Section 2.5. Interest Rates. (a) Each Base Rate Term A Loan and each Base Rate Revolving Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate Margin for such day plus the Base Rate for such day. Such interest shall be payable monthly in arrears on the first Domestic Business Day of each month. Any overdue principal of or interest on any Base Rate Term A Loan or Base Rate Revolving Loan (and, during any Default Rate Period, any principal of any Base Rate Term A Loan or Base Rate Revolving Loan) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to such Base Rate Term A Loan or Base Rate Revolving Loan, as the case may be, for such day.

           (b) Each Euro-Dollar Term A Loan and each Euro-Dollar Revolving Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period applicable to such Loans on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

           (c) Any overdue principal of or interest on any Euro-Dollar Term A Loan or Euro-Dollar Revolving Loan (and, during any Default Rate Period, any principal of any Euro-Dollar Term A Loan or Euro-Dollar Revolving Loan) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the rate per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to the Reference Lender are offered to the Reference Lender in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause 8.1(a) or 8.1(b) shall exist, at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Term A Loans or Base Rate Revolving Loans for such day).

           (d) Each Base Rate Term B Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of 1.00% plus the Base Rate for such day. Such interest shall be payable monthly in arrears on the first Domestic Business Day of each month. Any overdue principal of or interest on any Base Rate Term B Loan (and, during any Default Rate Period, any principal of any Base Rate Term B Loan) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 3.00% plus the Base Rate for such day.

           (e) Each Euro-Dollar Term B Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of 2.25% plus the Adjusted London Interbank Offered Rate applicable to such Interest Period.
Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

           (f) Any overdue principal of or interest on any Euro-Dollar Term B Loan (and, during any Default Rate Period, any principal of any Euro-Dollar Term B Loan) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 4.25% plus the Adjusted London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the sum of 4.25% plus a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the rate per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to the Reference Lender are offered to the Reference Lender in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause 8.1(a) or 8.1(b) shall exist, at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Term B Loans for such day).

           (g) The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii)1.00 minus the Euro-Dollar Reserve Percentage.

           (h) The "London Interbank Offered Rate" applicable to any Interest Period means the rate per annum at which deposits in dollars are offered to the Reference Lender in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of the Reference Lender to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

           (i) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall promptly notify the Borrower and the Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

           (j) The Reference Lender agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If the Reference Lender does not furnish a timely quotation, the provisions of
Section 8.1 shall apply.

               Section 2.6. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to subsection (d) and the provisions of Article 8), as follows:

                 (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

                (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.11 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

               Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $1,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

           (b)  Each Notice of Interest Rate Election shall specify:

                 (i) the Group of Loans (or portion thereof) to which such notice applies;

                (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

               (iii) if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; provided that with respect to any such conversion that is to be effective at any time on or prior to the earlier of (x) the Assessment Date and
          (y) the successful completion of the syndication of this Agreement, as notified to the Borrower by the Syndication Agent, the duration of such next succeeding Interest Period shall be one month; and

                (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period; provided that with respect to any such continuation that is to be effective at any time on or prior to the earlier of (x) the Assessment Date and (y) the successful completion of the syndication of this Agreement, as notified to the Borrower by the Syndication Agent, the duration of such next succeeding Interest Period shall be one month.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

           (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each applicable Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

           (d) The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as Euro-Dollar Loans if (i) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $1,000,000 or (ii) an Event of Default has occurred and is continuing.

           (e) If any Loan is converted to a different Type of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

               Section 2.7. Fees. (a) The Borrower shall pay to the Administrative Agent, for the account of the Revolving Lenders in proportion to their Revolving Commitment Percentages, a commitment fee calculated for each day at the Commitment Fee Rate on the amount by which the aggregate amount of the Revolving Commitments exceeds the Total Outstanding Revolving Amount on such day. Such commitment fee shall accrue from and including the Closing Date to but excluding the date on which the Revolving Commitments terminate in their entirety.

           (b) The Borrower shall pay to the Administrative Agent, for the account of the Revolving Lenders ratably in proportion to their Revolving Commitment Percentages, a letter of credit fee calculated for each day at a rate equal to the Euro-Dollar Margin for such day on the aggregate amount available for drawing (whether or not conditions for drawing have been satisfied) under all Letters of Credit outstanding at the close of business on such day.

           (c) The Borrower shall pay to each Issuer (i) a fronting fee calculated for each day at a rate of 0.25% per annum on the aggregate amount available for drawing (whether or not conditions for drawing have then been satisfied) under all Letters of Credit issued by such Issuer that are outstanding at the close of business on such day and (ii) other customary charges, in each case at the times agreed between the Borrower and such Issuer.

           (d) Fees accrued for the account of the Revolving Lenders under subsections (a) and (b) of this Section shall be payable quarterly in arrears on each Quarterly Payment Date and on the day on which the Revolving Commitments terminate in their entirety (and, if later, on the day on which the Credit Exposures are reduced to zero).

               Section 2.8. Termination or Reduction of Commitments. (a) The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments of any Class at any time, if no Loans of such Class are outstanding at such time (after giving effect to any mandatory or optional prepayments to be made at such time) or (ii) ratably reduce from time to time by an aggregate amount of $1,000,000 or a larger multiple of $500,000, the aggregate amount of the Commitments of any Class in excess of the aggregate outstanding amount of the Loans of such Class.

           (b) The Term Commitments shall terminate in their entirety on the close of business (New York City time) on the Closing Date.

           (c) Unless previously terminated, the Revolving Commitments shall terminate in their entirety on the Revolving Credit Termination Date.

               Section 2.9. Optional Prepayments. (a) Subject in the case of Euro-Dollar Loans to Section 2.11, the Borrower may (i) upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Base Rate Loans of any Class or (ii) upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans of any Class, in each case in whole at any time, or from time to time in part in amounts aggregating $1,000,000 in the case of Term Loans or $500,000 in the case of Revolving Loans or in each case any larger multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group of Loans.

           (b) Promptly after receiving a notice of prepayment pursuant to this Section, the Administrative Agent shall notify each applicable Lender of the contents thereof and of such Lender's ratable share (if any) of such prepayment, and such notice shall not thereafter be revocable by the Borrower.

               Section 2.10. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans, Swingline Loans and Reimbursement Obligations and each payment of fees hereunder (other than fees payable directly to the Issuers and the Swingline
Bank) not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.1. The Administrative Agent will promptly distribute to each applicable Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders, to each Issuer each such payment received by the Administrative Agent for the account of such Issuer and to the Swingline Bank each such payment received by the Administrative Agent for the account of the Swingline Bank. Whenever any payment of principal of, or interest on, the Base Rate Loans, Swingline Loans or Reimbursement Obligations or any payment of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

           (b) Unless the Borrower notifies the Administrative Agent before the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance on such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

               Section 2.11. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.5(c), or if the Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loan after notice has been given to any Lender in accordance with Section 2.2, 2.4(c) or 2.9, the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Lender shall have delivered to the Borrower a certificate in reasonable detail as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

               Section 2.12. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

               Section 2.13. Notes. (a) The Borrower's obligation to repay the Loans of each Lender shall be evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office.

           (b) Each Lender may, by notice to the Borrower and the Administrative Agent, request that the Borrower's obligation to repay such Lender's Loans of a particular Type or Class be evidenced by a separate Note. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it relates solely to Loans of the relevant Type or Class. Each reference in this Agreement to the "Note" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

           (c)  Promptly after it receives each Lender's Note pursuant to
Section 3.1(b), the Administrative Agent shall forward such Note to such Lender. Each Lender shall record the date, amount, Class and Type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that a Lender's failure to make (or any error in making) any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

               Section 2.14. Letters of Credit. (a) Issuance. Each Issuer agrees, on the terms and conditions set forth in this Agreement, to issue letters of credit hereunder at the request of the Borrower from time to time prior to the date that is 30 days before the Revolving Credit Termination Date; provided that, immediately after each such letter of credit is issued and participations therein are sold to the Revolving Lenders as provided in this subsection:

                 (i)  the Aggregate LC Exposure shall not exceed $5,000,000;
          and

                (ii) in the case of each Revolving Lender, its Outstanding Revolving Amount shall not exceed its Revolving Commitment.

Whenever an Issuer issues a Letter of Credit hereunder, such Issuer shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuer, a participation (on the terms specified in this Section) in such Letter of Credit equal to such Lender's Revolving Commitment Percentage thereof.

           (b) Notice of Proposed Issuance. With respect to each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least five Domestic Business Days' prior notice (i) specifying the date such Letter of Credit is to be issued and (ii) describing the proposed terms of such Letter of Credit (which shall not be an Evergreen Letter of Credit without the consent of the Issuer thereof) and the nature of the transactions to be supported thereby. Promptly after it receives such notice, the Administrative Agent shall notify each Revolving Lender of the contents thereof.
           (c) Conditions to Issuance. No Issuer shall issue any Letter of Credit unless:

                 (i) such Letter of Credit shall be reasonably satisfactory in form and substance to such Issuer,

                (ii) the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as such Issuer shall have reasonably requested,

               (iii) such Issuer shall have confirmed with the Administrative Agent on the date of such issuance that the limitations specified in Section 2.14(a) will not be exceeded immediately after such Letter of Credit is issued, and

                (iv) such Issuer shall not have been notified in writing by the Borrower or the Administrative Agent expressly to the effect that any condition specified in clause 3.2(c) or 3.2(d) is not satisfied at the time such Letter of Credit is to be issued.

           (d) Notice of Actual Issuance. Promptly after it issues any Letter of Credit, the relevant Issuer shall notify the Administrative Agent of the date, face amount, beneficiary or beneficiaries and expiry date of such Letter of Credit. Promptly after it receives such notice, the Administrative Agent shall notify each Revolving Lender of the contents thereof and the amount of such Lender's participation in such Letter of Credit. Promptly after it issues any Letter of Credit, the relevant Issuer shall send a copy of such Letter of Credit to the Administrative Agent.

           (e) Expiry Dates. No Letter of Credit shall have an expiry date later than the fifth Domestic Business Day before the Revolving Credit Termination Date. Subject to the preceding sentence, each Letter of Credit shall expire on or before the first anniversary of the date of its issuance; provided that the expiry date of any Letter of Credit may be extended from time to time (i) at the Borrower's request or (ii) in the case of an Evergreen Letter of Credit, automatically, in each case so long as such extension is for a period not exceeding one year and is granted (or the last day on which notice can be given to prevent such extension occurs) no earlier than 90 days before the then existing expiry date thereof.

           (f) Notice of Proposed Extensions of Expiry Dates. The relevant Issuer shall give the Administrative Agent at least three Domestic Business Days' notice before such Issuer extends (or allows an automatic extension of) the expiry date of any Letter of Credit issued by it. Such notice shall identify such Letter of Credit, the date on which it is to be extended (or the last day on which notice can be given to prevent such extension) and the date to which it is to be extended. Promptly after it receives such notice, the Administrative Agent shall notify each Revolving Lender of the contents thereof. No Issuer shall extend (or allow the extension of) the expiry date of any Letter of Credit if:

                 (i)  such extension does not comply with Section 2.14(e), or

                (ii) such Issuer shall have been notified by the Borrower or the Administrative Agent expressly to the effect that any condition specified in clause 3.2(c) or 3.2(d) is not satisfied at the time of such proposed extension.

               If any Letter of Credit is not extended after notice of a proposed extension thereof has been given to the Revolving Lenders, the relevant Issuer shall promptly notify the Administrative Agent of such failure to extend. Promptly after it receives such notice, the Administrative Agent shall notify each Revolving Lender thereof.

           (g) Drawings. If an Issuer receives a demand for payment under any Letter of Credit issued by it and determines that such demand should be honored, such Issuer shall (i) promptly notify the Borrower and the Administrative Agent as to the amount to be paid by such Issuer as a result of such demand and the date of such payment (an "LC Payment Date") and (ii) make such payment in accordance with the terms of such Letter of Credit.

           (h) Reimbursement by the Borrower. (i) If any amount is drawn under any Letter of Credit, the Borrower irrevocably and unconditionally agrees to reimburse the relevant Issuer for such amount, together with any and all reasonable charges and expenses which such Issuer may pay or incur relative to such drawing. Such reimbursement shall be due and payable on the relevant LC Payment Date or the date on which such Issuer notifies the Borrower of such drawing, whichever is later; provided that, if such notice is given after 12:00 Noon (New York City time) on the later of such dates, such reimbursement shall be due and payable on the next following Domestic Business Day (the date on which it is due and payable being an "LC Reimbursement Due Date").

                (ii) In addition, the Borrower agrees to pay, on the applicable LC Reimbursement Due Date, interest on each amount drawn under a Letter of Credit, for each day from and including the date such amount is drawn to but excluding such LC Reimbursement Due Date, at the rate applicable to Base Rate Revolving Loans for such day. The Borrower also agrees to pay, on demand, interest on any overdue amount (including any overdue interest) payable under this Section 2.14(h), for each day from and including the day such amount becomes due to but excluding the day such amount is paid in full, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Revolving Loans for such day.

               (iii) Each payment by the Borrower pursuant to this Section 2.14(h) shall be made to the relevant Issuer in Federal or other funds immediately available to it at its address specified in or pursuant to Section 9.1.

           (i)  Payments by Lenders.

                  (i) If the Borrower fails to pay any Reimbursement
            Obligation in full when due, the relevant Issuer may notify the Administrative Agent of the unreimbursed amount and request that the Revolving Lenders reimburse such Issuer for their respective Revolving Commitment Percentages thereof. Promptly after it receives any such notice, the Administrative Agent shall notify each Revolving Lender of the unreimbursed amount and such Revolving Lender's Revolving Commitment Percentage thereof. Upon receiving such notice from the Administrative Agent, each Revolving Lender shall make available to such Issuer, at its address specified in or pursuant to Section 9.1, an amount equal to such Revolving Lender's Revolving Commitment Percentage of such unreimbursed amount, in Federal or other funds immediately available to such Issuer, by 3:00 P.M. (New York City time) (A) on the day such Revolving Lender receives such notice if it is received at or before 12:00 Noon (New York City time) on such day or (B) on the next Domestic Business Day if such notice is received after 12:00 Noon (New York City time) on the date of receipt, in each case together with interest on such amount for each day from and including the relevant LC Payment Date to but excluding the day such payment is due from such Revolving Lender at the Federal Funds Rate for such day. Upon payment in full thereof, such Revolving Lender shall be subrogated to the rights of such Issuer against the Borrower to the extent of such Revolving Lender's Revolving Commitment Percentage of the related Reimbursement Obligation (including interest accrued thereon).

                (ii) If any Revolving Lender fails to pay when due any amount to be paid by it pursuant to clause (i) of this subsection, interest shall accrue on such Revolving Lender's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Revolving Lender makes such payment, at a rate per annum equal to (x) for each day from the day such payment is due to the third succeeding Domestic Business Day, inclusive, the Federal Funds Rate for such day and (y) for each day thereafter the sum of 2% plus the rate applicable to Base Rate Revolving Loans for such day.

               (iii) If the Borrower shall reimburse any Issuer for any drawing with respect to which any Revolving Lender shall have made funds available to such Issuer in accordance with clause
            (i) of this subsection, such Issuer shall promptly upon receipt of such reimbursement distribute to such Revolving Lender its Revolving Commitment Percentage thereof, including interest, to the extent received by such Issuer.

           (j) Exculpatory Provisions. The obligations of the Borrower and the Revolving Lenders under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any Revolving Lender may have or have had against any Issuer, any Lender, any beneficiary of any Letter of Credit or any other Person. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to the use of such Letter of Credit by such beneficiary. None of the Issuers, the Lenders and their respective officers, directors, employees and agents shall be responsible for, and the obligations of each Revolving Lender to make payments to each Issuer and of the Borrower to reimburse each Issuer for drawings pursuant to this Section shall not be excused or affected by, among other things, (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by any Issuer against presentation of documents to it which do not comply with the terms of the relevant Letter of Credit or (iv) any dispute between or among the Borrower, any beneficiary of any Letter of Credit or any other Person or any claims or defenses whatsoever of the Borrower or any other Person against any beneficiary of any Letter of Credit. No Issuer shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by any Issuer in connection with any Letter of Credit and the related drafts and documents shall be binding upon the Borrower and shall not place any Issuer or any Lender under any liability to the Borrower. Notwithstanding the foregoing, the provisions of this subsection shall not relieve any Issuer from responsibility for its own gross negligence or willful misconduct.

           (k) Indemnification by Borrower. The Borrower agrees to indemnify and hold harmless each Lender, each Issuer and the Agents (collectively, the "LC Indemnitees") from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, the reasonable fees and disbursements of counsel) which such LC Indemnitee may reasonably incur (or which may be claimed against such LC Indemnitee by any Person whatsoever) by reason of or in connection with any execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit; provided that the Borrower shall not be required to indemnify any Issuer for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) its own willful misconduct or gross negligence or (ii) its failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection is intended to limit the obligations of the Borrower under any other provision of this Section.

           (l) Indemnification by Revolving Lenders. The Revolving Lenders shall, ratably in proportion to their Revolving Commitment Percentages, indemnify each Issuer (to the extent not reimbursed by the Borrower) against any claims, damages, losses, liabilities, reasonable costs and reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel) that such Issuer may suffer or incur in connection with this Section or any action taken or omitted by it under this Section; provided that the Revolving Lenders shall not be required to indemnify any Issuer for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) its own gross negligence or willful misconduct, (ii) its failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, (iii) its failure to comply with
Section 2.14(e), (iv) its liabilities under any Letter of Credit issued by it in contravention of clause 2.14(c)(iii) (to the extent that the limitations referred to therein were in fact exceeded) or clause 2.14(c)(iv) or (v) its liabilities under any Letter of Credit extended (or allowed to be automatically extended) by it in contravention of clause 2.14(f)(ii).

           (m) Liability for Damages. Nothing in this Section shall preclude the Borrower or any Lender from asserting against any Issuer any claim for damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such Issuer or (ii) such Issuer's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions thereof.

           (n) Dual Capacities. In its capacity as a Revolving Lender, each Issuer and the Swingline Bank shall have the same rights and obligations under this Section as any other Revolving Lender.

           (o) Information to be Provided to Agent. Each Issuer and the Swingline Bank shall furnish to the Administrative Agent upon request such information as the Administrative Agent shall reasonably request in order to calculate (i) the Aggregate LC Exposure existing from time to time, (ii) the aggregate principal amount of Swingline Loans outstanding from time to time and (iii) the amount of any fee payable for the account of the Revolving Lenders under Section 2.7.

               Section 2.15. Swingline Loans. (a) Swingline Commitment. The Swingline Bank agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time during the Swingline Availability Period for any purpose for which Revolving Loans may be borrowed; provided that, immediately after each such loan is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Revolving Loans or pay Reimbursement Obligations):

                 (i) the aggregate outstanding principal amount of the Swingline Loans shall not exceed the Swingline Commitment; and

                (ii) in the case of each Revolving Lender, its Outstanding Revolving Amount shall not exceed its Revolving Commitment.

Within the foregoing limits, the Borrower may borrow Swingline Loans, prepay Swingline Loans and reborrow Swingline Loans at any time during the Swingline Availability Period.

           (b) Notice of Swingline Borrowing. The Borrower shall give the Swingline Bank notice (a "Notice of Swingline Borrowing"), not later than 10:30 a.m. (New York City time) on the date of each Swingline Borrowing, specifying:

                 (i) the date of such Borrowing, which shall be a Domestic Business Day; and

                (ii)  the amount of such Borrowing.

           (c) Funding of Swingline Loans. Not later than 12:00 Noon (New York City time) on the date of each Swingline Borrowing, the Swingline Bank shall, unless the Swingline Bank determines that any applicable condition specified in Article 3 has not been satisfied, make available the amount of such Swingline Borrowing, in Federal or other funds immediately available to the Borrower at the Swingline Bank's address specified in or pursuant to
Section 9.01.

           (d) Swingline Note. The Borrower's obligation to repay the Swingline Loans shall be evidenced by a single Note payable to the order of the Swingline Bank for the account of its Domestic Lending Office substantially in form of Exhibit A-2 hereto (the "Swingline Note"). Promptly after it receives the Swingline Note pursuant to Section 3.01(b), the Administrative Agent shall forward the Swingline Note to the Swingline Lender. The Swingline Bank shall record the date and amount of each Swingline Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if the Swingline Lender so elects in connection with any transfer or enforcement of the Swingline Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Swingline Loan then outstanding; provided that the Swingline Bank's failure to make (or any error in making) any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Swingline Note. The Swingline Bank is hereby irrevocably authorized by the Borrower so to endorse the Swingline Note and to attach to and make a part of the Swingline Note a continuation of any such schedule as and when required.

           (e) Interest. Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swingline Loan is made to but excluding the day it becomes due, at a rate per annum equal to the rate applicable to Base Rate Revolving Loans for such day. Such interest shall be payable quarterly in arrears on the last Domestic Business Day of each calendar quarter. Any overdue principal of or interest on any Swingline Loan (and, during any Default Rate Period, any principal of any Swingline Loan) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Revolving Loans for such day.

           (f) Optional Prepayment of Swingline Loans. The Borrower may prepay the Swingline Loans in whole at any time, or from time to time in part, by giving notice of such prepayment to the Swingline Bank not later than 10:30 A.M. (New York City time) on the date of prepayment and paying the principal amount to be prepaid, together with interest accrued thereon to the date of prepayment, to the Swingline Bank at its address specified in or pursuant to
Section 9.01, in Federal or other funds immediately available at such address, not later than 12 Noon (New York City time) on the date of prepayment.

           (g) Maturity of Swingline Loans. All Swingline Loans outstanding on the Swingline Maturity Date shall be due and payable on such date, together with interest accrued thereon to such date.

           (h) Refunding Unpaid Swingline Loans. If (x) the Swingline Loans are not paid in full on the Swingline Maturity Date, (y) the Swingline Commitment is terminated (whether pursuant to Section 2.15(j), Article 6 or otherwise) or (z) the Swingline Loans become immediately due and payable (whether pursuant to Section 2.15(g), Article 6 or otherwise), the Swingline Bank (or the Administrative Agent on its behalf) may, by notice to the Revolving Lenders (including the Swingline Bank, in its capacity as a Revolving Lender), require each Revolving Lender to pay to the Swingline Bank an amount equal to such Lender's Revolving Commitment Percentage of the aggregate unpaid principal amount of the Swingline Loans then outstanding. Such notice shall specify the date on which such payments are to be made, which shall be the first Domestic Business Day after such notice is given.
Not later than 12:00 Noon (New York City time) on the date so specified, each Revolving Lender shall pay the amount so notified to it to the Swingline Bank at its address specified in or pursuant to Section 9.01, in Federal or other funds immediately available at such address. The amount so paid by each Revolving Lender shall constitute a Base Rate Loan to the Borrower; provided that, if the Revolving Lenders are prevented from making such Base Rate Loans to the Borrower by the provisions of the United States Bankruptcy Code or otherwise, the amount so paid by each Revolving Lender shall constitute a purchase by it of a participation in the unpaid principal amount of the Swingline Loans and interest accruing thereon after the date of such payment at the rate specified in the last sentence of Section 2.15(e). Each Revolving Lender's obligation to make such payment to the Swingline Bank under this subsection shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender or any other Person may have against the Swingline Bank, the Borrower or any other Person, (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (iv) any breach of this Agreement by any party hereto (other than the Swingline Bank) or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that no Revolving Lender shall be obligated to make any payment to the Swingline Bank under this subsection with respect to a Swingline Loan made by the Swingline Bank at a time when it had determined that any applicable condition precedent set forth in Section 3.02(c) or 3.02(d) was not satisfied. The Swingline Bank shall be entitled to recover any and all actual losses and damages (including, without limitation, reasonable attorneys' fees) from any Lender failing to make any such payment to the Swingline Lender. The Swingline Bank may set off the obligations of a Lender under this paragraph against any distributions or payments in respect of the Loans which the Swingline Bank would otherwise make available to such Lender at any time.

           (i) To the extent and during the time period in which any Lender fails to provide or delays in providing its respective payment to the Swingline Bank pursuant to clause (h) above, such Lender's percentage of all payments in respect of Revolving Loans (but not its Revolving Commitment with respect to future Borrowings) shall decrease to reflect the actual percentage which its actual Revolving Credit Exposure less the amount of such unmade payment bears to the aggregate Revolving Credit Exposures.

           (j) Termination of Swingline Commitment. The Borrower may, upon at least three Domestic Business Days' notice to the Swingline Bank and the Administrative Agent, terminate the Swingline Commitment at any time, if no Swingline Loans are outstanding at such time. Unless previously terminated, the Swingline Commitment shall terminate at the close of business on the Swingline Maturity Date.

               Section 2.16. Registry. The Administrative Agent shall maintain a register (the "Register") on which it will record the Commitments of each Lender, each Loan made by such Lender and each repayment of any Loan made by such Lender. Any such recordation by the Administrative Agent on the Register shall be conclusive, absent manifest error. With respect to any Lender, the assignment or other transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made and Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and otherwise complies with Section 9.6(c). The registration of assignment or other transfer of all or part of any Commitments, Loans and Notes for a Lender shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement referred to in Section 9.6(c). The Register shall be available at the offices where kept by the Administrative Agent for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice to the Administrative Agent. Each Lender shall record on its internal records (including computerized systems) the foregoing information as to its own Commitments and Loans. Failure to make any such recordation, or any error in such recordation, shall not affect the obligations of any Obligor under the Loan Documents.

               Section 2.17. Monthly Statement. The Administrative Agent shall provide the Borrower with a monthly statement of account, setting forth the principal amount of each Class of Loans outstanding at the beginning and end of the period covered thereby, the amount of any prepayments in such period and the amount of interest accrued in such period.


                                 ARTICLE 3
                                Conditions

               Section 3.1. Closing Date. The Closing Date shall occur on the first date on which all the following conditions have been satisfied (or waived in accordance with Section 9.5), it being understood that with respect to the conditions set forth in clauses (f) - (o), (r), (s) and (v), each Lender shall be deemed to have determined that such conditions shall have been satisfied unless the Syndication Agent shall have received notice from such Lender prior to the Closing Date that such Lender does not consider such conditions to have been satisfied (or, solely with respect to the conditions set forth in clauses (i), (m), (n) and (v) the Lenders shall not have received any documents referred to therein):

           (a) receipt by each Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by each Agent in form reasonably satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

           (b) receipt by the Administrative Agent (with copies for the Documentation Agent and the Administrative Agent) of a duly executed Note for the account of each Lender and a duly executed Swingline Note for the account of the Swingline Bank, each dated on or before the Closing Date and complying with the provisions of Section 2.13 or 2.15(d), as the case may be;

           (c) receipt by each Agent of duly executed counterparts of each Collateral Document (other than the Mortgages), together with evidence reasonably satisfactory to it in its sole good faith discretion of the effectiveness of the security contemplated thereby and of the perfection of the Liens created thereunder, including the filing of UCC-1s and the delivery of any stock certificates or promissory notes comprising the Collateral, or of arrangements satisfactory to the Agents to effect such perfection;

           (d) receipt by each Agent of duly executed counterparts of the Subsidiary Guarantee signed on behalf of each Subsidiary Guarantor;

           (e) receipt by each Agent of a true, correct and complete copy of each Acquisition Document as in effect on the Closing Date, certified on behalf of the Borrower by a senior officer of the Borrower;

           (f) completion by the Lenders of a due diligence review with respect to the Borrower, Ruco and their respective Subsidiaries, including, without limitation, as to business, tax, accounting, legal and environmental matters and other structural and ownership matters, and reasonable satisfaction by the Lenders in their sole good faith discretion with the scope and results of such review;

           (g) (i) receipt by each Agent of evidence reasonably satisfactory to it in its sole good faith discretion (x) of the satisfaction (without waiver) of all conditions to the closing of the Acquisition on the Closing Date, (y) that all transactions contemplated by the Acquisition Documents to be consummated on or before the closing date of the Acquisition will take place prior to or simultaneously with the making of the initial Loans and the other transactions hereunder contemplated to take place on the Closing Date, and (z) that the Acquisition will be consummated concurrently with the making of the initial Loans hereunder, and (ii) reasonable satisfaction of the Lenders in their sole good faith discretion with the form and substance of (x) the Acquisition Agreement and (y) the structure (including, without limitation, the corporate, capital and tax structure of the Borrower, Ruco and their respective Subsidiaries), terms, conditions and documentation of the Acquisition;

           (h) receipt by each Agent of (i) evidence reasonably satisfactory to it in its sole good faith discretion of the effectiveness of all Acquisition Documents, and (ii) each opinion, report, and other document required to be delivered pursuant to the Acquisition Documents in connection with the Acquisition, all in form and substance satisfactory to the Agents and the Lenders;

           (i) the fact that, and receipt by the Lenders of a certificate of the Borrower executed on its behalf by its chief financial officer to the effect that, the ratio of Consolidated Debt less cash and Temporary Cash Investments as of the end of the Fiscal Quarter most recently ended on or prior to the Closing Date to Consolidated EBITDA for the period of four Fiscal Quarters then ended (in each case calculated on a pro forma basis as of the Closing Date, after giving effect to the Acquisition, the financing contemplated hereby and the other transactions contemplated in connection with the Acquisition) does not exceed 3.5:1.0, which certificate shall set forth in reasonable detail the calculation of such ratio;

           (j) receipt by each Agent and the Lenders of an opinion (addressed to the Agents, the Issuers, the Swingline Bank and the Lenders) of Wolf, Block, Schorr and Solis-Cohen, LLP, counsel for the Obligors, substantially in the form of Exhibit D hereto, dated the Closing Date and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

           (k) receipt by each Agent and the Lenders of an opinion (addressed to the Agents, the Issuers, the Swingline Bank and the Lenders) of Davis Polk & Wardwell, special counsel for the Agents and the Lead Arranger, substantially in the form of Exhibit F hereto, dated the Closing Date and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

           (l) receipt by each Agent, the Lead Arranger, JPMSI and the Lenders of all costs, fees and expenses (including, without limitation, legal fees and expenses) and other compensation payable to any of the foregoing on or prior to the Closing Date in connection with the Loan Documents;

           (m) receipt by the Lenders of the pro forma balance sheet and financial statements referred to in Section 4.15, which pro forma balance sheet and financial statements shall be satisfactory to the Lenders;

           (n) receipt by the Lenders of environmental reports prepared by Strata Environmental and Mclaren/Hart Inc., reasonably satisfactory to the Lenders in their sole good faith discretion;

           (o) the fact that (i) all necessary anti-trust and other governmental, shareholder and third party consents and approvals necessary or reasonably desirable in connection with the Acquisition and the related transactions contemplated by the Acquisition Documents and the Loan Documents shall have been obtained and all applicable waiting periods shall have expired without any action to affect the Acquisition; and (ii) the Lenders shall have received evidence that the Acquisition, the financing contemplated hereby and the other transactions contemplated pursuant to the Acquisition Documents and the Loan Documents will not violate, or constitute a default under, any applicable law or regulation, which evidence shall be reasonably satisfactory to the Lenders;

           (p) the fact that (i) there shall not be any disruption or change in financial, banking or capital markets or in the regulatory environment that in the good faith judgment of the Lead Arranger is reasonably likely to adversely affect the syndication of the Commitments and the Loans and (ii) the Borrower, Ruco and their respective Subsidiaries shall have fully cooperated with the syndication efforts, including, without limitation, by promptly providing the Lead Arranger and the Lenders with all information deemed necessary to complete successfully such syndication;

           (q) the fact that there shall have been no material adverse change in the condition (financial or otherwise), business, results of operations, properties, liabilities or prospects of the Borrower, Ruco or any of their respective Subsidiaries, in each case since the most recently ended fiscal year of such entity for which audited financial statements have been delivered to the Lenders;

           (r) the fact that there shall not be any pending or threatened litigation or proceeding against the Borrower, Ruco or any of their respective Subsidiaries or affiliates, or otherwise relating to the Acquisition or the financing contemplated hereby, which seeks to enjoin or challenge the Acquisition, the financing contemplated hereby or any other transaction contemplated by the Acquisition Documents or the Loan Documents or which could reasonably be expected in the Lenders' judgment to have a material adverse effect on the condition (financial or otherwise), business, results of operations, properties, liabilities or prospects of the Borrower, Ruco or any of their respective Subsidiaries;

           (s) receipt by the Lenders of evidence of insurance (including environmental insurance) maintained by the Borrower, Ruco and their respective Subsidiaries reasonably satisfactory to the Lenders;

           (t) receipt by each Agent of evidence reasonably satisfactory to it in its sole good faith discretion that (i) all outstanding Debt and other obligations of the Borrower and its Subsidiaries under the Corestates Loan Agreement have been paid in full, all commitments thereunder have been terminated and all Liens securing such obligations and all guarantees thereof have been released, (ii) all other outstanding Debt of the Borrower, Ruco and their respective Subsidiaries (other than the Mexican Subsidiary Debt and Debt of Foreign Subsidiaries under Working Capital Facilities in an aggregate principal amount not exceeding $3,000,000) has been repaid in full, together with accrued interest thereon and any prepayment premiums or penalties with respect thereto, and (iii) on the Closing Date, immediately after giving effect to the Acquisition, the borrowings to be made hereunder and the other transactions contemplated by the Acquisition Documents and the Loan Documents, the Borrower and its Subsidiaries (including Ruco and its Subsidiaries) shall have no Debt outstanding other than the Loans, the Mexican Subsidiary Debt and Debt of Foreign Subsidiaries under Working Capital Facilities in an aggregate principal amount not exceeding $3,000,000; and

           (u) receipt by each Agent of all documents it may reasonably request relating to the existence of each Obligor, the corporate authority for and the validity of the Loan Documents and the Acquisition Documents, and any other matters relevant hereto, all in form and substance satisfactory to such Agent in its sole good faith discretion; and

           (v) receipt by the Agents and the Lenders of a certificate of the Borrower, executed on its behalf by its chief financial officer, as to the solvency (after giving effect to the Acquisition, the financing contemplated hereby and the other transactions contemplated pursuant to the Acquisition Documents and the Loan Documents) of each Obligor in a form reasonably acceptable to the Lenders.

Promptly after the Closing Date occurs, the Syndication Agent shall notify the Borrower, the other Agents and the Lenders thereof, and such notice shall be conclusive and binding on all parties hereto.

               Section 3.2. Borrowings and Issuances of Letters of Credit. The obligation of any Lender to make a Loan on the occasion of any Borrowing, the obligation of any Issuer to issue (or extend or allow an extension of the expiry date of) any Letter of Credit and the obligation of the Swingline Bank to make a Swingline Loan on the occasion of any Swingline Borrowing are each subject to the satisfaction of the following conditions:

           (a) the fact that the Closing Date shall have occurred on or before August 31, 1998;

           (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2, receipt by the relevant Issuer of a notice of proposed issuance or extension as required by Section 2.14(b) or 2.14(f) or receipt by the Swingline Bank of a Notice of Swingline Borrowing as required by Section 2.15(b), as the case may be;

           (c) the fact that, immediately before and after such Borrowing or issuance or extension of a Letter of Credit, no Default shall have occurred and be continuing; and

           (d) the fact that the representations and warranties of the Obligors contained in the Loan Documents shall be true on and as of the date of such Borrowing or issuance or extension of a Letter of Credit (or, in the case of any representation or warranty which by its terms relates solely to an earlier date, on and as of such earlier date).

Each Borrowing and each issuance or extension of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance or extension of a Letter of Credit as to the facts specified in the foregoing clauses 3.2(c) and 3.2(d).


                                 ARTICLE 4
                      Representations and Warranties

               The Borrower represents and warrants (including, in the case of any such representation and warranty made or deemed made before the consummation of the Acquisition, at the time such representation and warranty is made or deemed made and immediately after giving effect to the consummation of the Acquisition) that:

               Section 4.1.  Corporate Existence and Power.   The Borrower is a
corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, consents, authorizations and approvals required to carry on its business as now conducted.

               Section 4.2. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation, by-laws or other constitutive documents of such Obligor or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than Liens created under the Collateral Documents).

               Section 4.3. Binding Effect; Liens Enforceable. (a) Each Loan Document (other than the Notes) constitutes a valid and binding agreement of each Obligor party thereto, and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

               (b) The Collateral Documents create valid security interests in, and first mortgage Liens on, the Collateral purported to be covered thereby, which security interests and mortgage Liens are and will remain perfected security interests and mortgage Liens, prior to all other Liens other than Liens permitted by Section 5.09. Each of the representations and warranties made by each Obligor in the Collateral Documents to which it is a party is true and correct.

               Section 4.4. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1997 and the related consolidated statements of operations, cash flows and stockholders' equity for the Fiscal Year then ended, reported on by Price Waterhouse LLP and set forth in the Borrower's 1997 Form 10-K, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

           (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 1998 and the related unaudited consolidated statements of operations, cash flows and stockholders' equity for the three months then ended, set forth in the Borrower's latest Form 10-Q, fairly present, on a basis consistent with the financial statements referred to in subsection (a), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three month period (subject to normal year-end adjustments).

           (c) The combined balance sheet of Ruco Corp. and Ruco LLC as of September 30, 1997 and the related combined statements of operations, cash flows and stockholders' equity for the fiscal year then ended, reported on by Holtz Rubenstein & Co., LLP, copies of which have been provided to each of the Lenders, fairly present, in conformity with GAAP, the combined financial position of Ruco Corp. and Ruco LLC as of such date and their combined results of operations and cash flows for such fiscal year.

           (d) The unaudited combined balance sheet of Ruco Corp. and Ruco LLC as of June 30, 1998 and the related unaudited combined statements of operations, cash flows and stockholders' equity for the nine months then ended, copies of which have been provided to each of the Lenders, fairly present, on a basis consistent with the financial statements referred to in subsection (c) above, the combined financial position of Ruco Corp. and Ruco LLC as of such date and their combined results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

           (e) Since March 31, 1998, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties, liabilities or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole, and, on or prior to the Closing Date, since June 30, 1998, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties, liabilities or prospects of Ruco and its Subsidiaries, considered as a whole.

               Section 4.5. Litigation. There is no action, suit or proceeding pending against, or to the Borrower's knowledge threatened against or affecting, the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which is reasonably likely to materially adversely affect the condition (financial or otherwise), business, results of operations, properties, liabilities or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole, after giving effect to the Acquisition or which in any manner draws into question the Acquisition or the validity or enforceability of any Loan Document or Acquisition Document.

               Section 4.6. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

               Section 4.7.  Environmental Matters. (a) Except as set forth in
Schedule 4.07 and to the extent that the liabilities of the Borrower and its Subsidiaries, taken as a whole (and after considering any applicable third party indemnification which has been provided and remains in full force and effect and/or to the extent a solvent insurer has agreed in writing to provide coverage), relating to or resulting from the matters referred to in clauses (i) through (vi) below, inclusive, would not reasonably be expected to exceed $750,000 for any one occurrence or $5,000,000 in the aggregate:

                 (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been received, no penalty has been assessed and no investigation or review is pending, or to the Borrower's knowledge, threatened by any governmental or other entity relating to the Borrower or any Subsidiary and relating to or arising out of any applicable Environmental Law;

                (ii) there are no liabilities of the Borrower or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law;

               (iii) no polychlorinated biphenyls, radioactive material, lead, lead paint, asbestos-containing material, incinerator, sump, surface impoundment, lagoon, landfill, septic, wastewater treatment or other disposal system or underground storage tank (active or inactive) that requires remediation, or could reasonably be expected to lead to liability under, applicable Environmental Laws is or has been present at any property now or previously owned, operated or leased by the Borrower or any Subsidiary;

                (iv) no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property now or previously owned, operated or leased by the Borrower or any Subsidiary other than in compliance in all material respects with, and in a manner that could not reasonably be expected to lead to liability under, applicable Environmental Laws;

                 (v) no property now or previously owned, leased or operated by the Borrower or any Subsidiary nor any property to which the Borrower or any Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances, is listed or, to the Borrower's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up; and

                (vi) the Borrower and its Subsidiaries are in compliance with all Environmental Laws and have obtained and are in compliance with all permits, licenses, authorizations, certificates and approvals of governmental authorities relating to or required by applicable Environmental Laws and necessary or proper for the business of the Borrower or any Subsidiary as currently conducted.

           (b) There has been no material environmental investigation, study, audit, test, review or other analysis conducted of which the Borrower has control or possession in relation to the current or prior business of the Borrower or any Subsidiary or any property or facility now or previously owned, leased or operated by the Borrower or any Subsidiary, which has not been delivered to the Lenders at least five days prior to the date hereof.

           (c) For purposes of this Section, the terms "Borrower" and "Subsidiary" shall include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of the Borrower or any Subsidiary.

               Section 4.8. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except to the extent that any such assessment is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the Borrower's opinion, adequate.

               Section 4.9. Subsidiaries. Each of the Borrower's Subsidiaries is duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and has all powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Borrower has no Subsidiaries other than its Foreign Subsidiaries and the Subsidiary Guarantors.

               Section 4.10. No Regulatory Restrictions on Borrowing. No Obligor is (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) otherwise subject to any regulatory scheme which restricts its ability to incur or guarantee debt.

               Section 4.11. Real Property Interests. Except for the ownership, leasehold or other interests set forth in Schedule 4.11, the Borrower and its Subsidiaries have, as of the Closing Date, no ownership, leasehold or other interest in real property located in the United States.

               Section 4.12. Full Disclosure. All information (excluding projections) heretofore furnished by the Borrower to any Agent or any Lender for purposes of or in connection with the Loan Documents or any transaction contemplated thereby is, and all such information hereafter furnished by the Borrower to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders any and all facts (other than general economic or political conditions) which materially and adversely affect, or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of any Obligor to perform its obligations under the Loan Documents. All projections heretofore furnished by the Borrower to any Agent or any Lender for purposes of or in connection with the Loan Documents or any transaction contemplated thereby were, and all projections hereafter furnished by the Borrower to any Agent or any Lender will be, based on reasonable assumptions and as of their date represented the Borrower's best estimate of future performance of the Borrower and its Subsidiaries.

               Section 4.13. Solvency. As of the Closing Date, after giving effect to the transactions contemplated to occur on the Closing Date, and at all times thereafter: (i) the aggregate fair market value of the assets of the Borrower and each Subsidiary Guarantor will exceed the liabilities of the Borrower and each Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities (taking into account the amount and probability of the conversion thereof into actual non-contingent liabilities)), (ii) the Borrower and each Subsidiary Guarantor will have sufficient cash flow to enable it to pay its debts as they mature and (iii) the Borrower and each Subsidiary Guarantor will not have unreasonably small capital for the business in which the Borrower and each of its Subsidiaries are engaged.

               Section 4.14. Representations and Warranties Incorporated from Acquisition Agreement. As of the Closing Date, each of the representations and warranties made in the Acquisition Agreement by the Borrower is, and to the best of the Borrower's knowledge after diligent inquiry each of the representations and warranties made in the Acquisition Agreement by any other party thereto is, true and correct in all material respects and such representations and warranties are hereby so incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein. The Acquisition Agreement has not as of the Closing Date been modified or amended in any respect and no provision or condition contained therein has been waived, except with the express written consent of the Required Lenders.

               Section 4.15. Information Memorandum. (a) The pro forma balance sheet of the Borrower and its Subsidiaries as of June 30, 1998 and the related pro forma statements of operations and cash flows for the twelve months then ended, in each case as set forth in the Information Memorandum fairly presents, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in
Section 4.4(a), the consolidated financial position of the Borrower and its Subsidiaries as of such date and their results of operations and cash flows for the twelve months then ended, adjusted to give effect (as if such events had occurred on such date, in the case of such balance sheet, or on the first day of such period, in the case of such statements of operations and cash flows) to (i) the transactions contemplated by the Acquisition Documents and the Loan Documents to occur on the Closing Date, (ii) the application of the proceeds therefrom as contemplated by the Acquisition Documents and the Loan Documents and (iii) the payment of all legal, accounting and other fees related thereto. As of the date of such balance sheet and the Closing Date, the Borrower and its Subsidiaries had and have no material liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments, which are not properly reflected on such balance sheet. The projections set forth in the Information Memorandum were based on reasonable assumptions and as of their date represented the best estimate of future performance of the Borrower and its Subsidiaries.

                Section 4.16. Year 2000. The Borrower will use its best efforts to provide that any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of the Borrower and its Subsidiaries and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Borrower or any of its Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by June 30, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement, to be sufficient to permit the Borrower and its Subsidiaries to conduct their businesses without Material Adverse Effect.

                                 ARTICLE 5
                                 Covenants

               The Borrower agrees that, so long as any Lender has any Credit Exposure hereunder or any interest or fees accrued hereunder remain unpaid:

               Section 5.1. Information. The Borrower will deliver to each of the Lenders:

           (a) within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, cash flows and stockholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on without material qualification by Price Waterhouse LLP or other independent public accountants of nationally recognized standing;

           (b) within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related consolidated statement of operations for such Fiscal Quarter and the related consolidated statements of cash flows and stockholders' equity for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in the case of each such statement of operations, cash flows and stockholders' equity in comparative form the figures for the corresponding period in the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with GAAP by the Borrower's chief financial officer or chief accounting officer;

           (c) simultaneously with the delivery of each set of financial statements referred to in clauses 5.1(a) and 5.1(b) above, a certificate of the Borrower signed on its behalf by its chief financial officer or chief accounting officer (i) setting forth in reasonable detail (x) the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.11 to 5.15, inclusive, on the date of such financial statements and (y) a calculation of the Leverage Ratio as of the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (iii) if there shall have been a change in generally accepted accounting principles from GAAP, setting forth a reconciliation of such financial statements to GAAP;

           (d) simultaneously with the delivery of each set of financial statements referred to in clause 5.1(a) above, a statement of the firm of independent public accountants which reported on such statements (i) stating whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause 5.1(c) above;

           (e) on or prior to 90 days after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 1999, a certificate of the Borrower signed on its behalf by its chief financial officer or chief accounting officer setting forth in reasonable detail the calculation of Excess Cash Flow for such Fiscal Year;

           (f) within 45 days after the beginning of each Fiscal Year, copies of monthly operating budgets for such Fiscal Year, containing such information and in such form as shall be reasonably satisfactory to the Required Lenders;

           (g) within three Domestic Business Days after any executive or financial officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

           (h) promptly after the mailing thereof to the Borrower's shareholders generally, copies of all financial statements, reports and proxy statements so mailed;

           (i) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) filed by the Borrower with the SEC;

           (j) as soon as reasonably practicable following the date, if any, when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, other than under Section 4041(b) of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan with unfunded liabilities is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

           (k) as soon as reasonably practicable after any executive or financial officer of the Borrower obtains knowledge thereof, notice of any event or condition which has had or threatens to have a Material Adverse Effect and the nature of such Material Adverse Effect;

           (l) as soon as reasonably practicable after any officer of the Borrower obtains knowledge of the commencement of, or of a threat of the commencement of, an action, suit or proceeding against the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which is reasonably likely to have a Material Adverse Effect or which in any manner questions the validity of the Loan Documents, a certificate of a senior financial officer of the Borrower setting forth the nature of such pending or threatened action, suit or proceeding and such additional information with respect thereto as may be reasonably requested by any Lender;

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

           (m) promptly upon receipt of any complaint, order, citation, notice or other written communication from any Person with respect to, or upon the Borrower's obtaining knowledge of, (i) the existence or alleged existence of a violation of any applicable Environmental Law or any Environmental Liability in connection with any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries, (ii) any Release on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law, and (iii) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each case (x) which could result in liability or expenses in excess of $1,000,000 or (y) which individually or in the aggregate could have a Material Adverse Effect, notice thereof; and

           (n) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

               Section 5.2. Payment of Obligations. The Borrower (i) will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except where the same are contested in good faith by appropriate proceedings,
(ii) will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual thereof and (iii) shall not breach or permit any of its Subsidiaries to breach, in any material respect, or permit to exist any material default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except where the failure to do the foregoing would not in the aggregate have a Material Adverse Effect.

               Section 5.3. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

           (b) The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the Borrower's name or in such Subsidiary's own name) with financially sound and responsible insurance companies, (i) insurance on all their respective properties in at least such amounts (with no greater risk retention) and against at least such risks as are usually maintained, retained or insured against in the same general area by companies of established repute engaged in the same or a similar business and (ii) environmental insurance in respect of the Hicksville Facility in amounts (which shall not, in any event, be less than aggregate coverage of $10,000,000) and on terms reasonably satisfactory to the Lenders. The Borrower will furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than B+ or such other insurers as the Required Lenders may approve in writing.

           (c) On or prior to the Closing Date, the Borrower shall cause the Administrative Agent to be named as an additional insured and loss payee on each insurance policy required to be maintained pursuant to this Section. The Borrower will deliver to the Lenders (i) on the Closing Date, a certificate from the Borrower's insurance broker dated such date showing the amount of coverage as of such date, and certifying that, in the opinion of such broker, such amounts are reasonable and customary for companies of established repute engaged in the same or a similar business, that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by each additional insured and loss payee of written notice thereof, (ii) upon the request of any Lender through the Administrative Agent from time to time, full information as to the insurance carried, (iii) within five days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower.

           (d) Any proceeds in excess of $5,000,000 from any Property Insurance Policy which are payable to the insured in respect of any claim, or any condemnation award or other compensation in respect of a condemnation (or any transfer or disposition of property in lieu of condemnation) for which the Borrower or any of its Subsidiaries receives a condemnation award or other compensation in excess of $5,000,000, shall be paid to the Administrative Agent to be held, applied or released for application in accordance with
Section 5 of the Security Agreement and each Property Insurance Policy shall provide that all insurance proceeds in excess of $5,000,000 per claim which are payable to the insured shall be adjusted with and payable to the Administrative Agent. The Borrower hereby appoints the Administrative Agent as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments under Property Insurance Policies.

               Section 5.4. Conduct of Business and Maintenance of Existence. The Borrower and its Subsidiaries will continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect their respective corporate existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit any merger or consolidation expressly permitted by Section 5.7.

               Section 5.5. Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, applicable Environmental Laws and ERISA and the rules and regulations thereunder), except
(i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings and (ii) where non-compliance would not have a Material Adverse Effect.

               Section 5.6. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times upon reasonable prior notice and as often as may reasonably be requested.

               Section 5.7. Mergers and Sales of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, consolidate or merge with or into any other Person; provided that nothing in this Section shall prohibit
(i) the Borrower from merging with any Subsidiary if the Borrower is the entity surviving such merger, (ii) any Subsidiary from merging with any Subsidiary Guarantor if the corporation surviving the merger is the Borrower or a Subsidiary Guarantor or (iii) any Subsidiary that is not a Subsidiary Guarantor from merging with any Subsidiary that is not a Subsidiary Guarantor if the entity surviving such mergers is a wholly-owned Subsidiary, so long as, in each case, immediately after giving effect to such merger, no Default shall have occurred and be continuing. Except for Investments permitted under
Section 5.17, the Borrower will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (i) the consideration therefor is not less than the fair market value of the related asset (as determined in good faith by the chief financial officer of the Borrower), (ii) the consideration therefor consists at least 80% of cash and (iii) after giving effect thereto, the aggregate fair market value of the assets disposed of in all Asset Sales after the Closing Date would not exceed $20,000,000.



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

               Section 5.8. Use of Proceeds. The proceeds of the Term Loans will be used by the Borrower to (a) refinance in full all outstanding Debt (other than the Mexican Subsidiary Debt and up to $3,000,000 of Debt of Foreign Subscribers under Working Capital Facilities) of the Borrower, Ruco and their respective Subsidiaries, and (b) to pay the cash consideration for the Acquisition (including without limitation to pay related fees and expenses and to refinance existing Debt of Ruco) in an aggregate amount not to exceed
$118,000,000.   The proceeds of the Revolving Loans and the Letters of Credit will be used by the Borrower (a) to refinance in full all Debt of the Borrower outstanding under the Corestates Loan Agreement and (b) for general corporate purposes, including, without limitation, working capital purposes. Neither any proceeds of the Loans nor any Letter of Credit will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

               Section 5.9. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

           (a)  Liens created under the Collateral Documents;

           (b)  mortgage Liens securing the Mexican Subsidiary Debt;

           (c) Liens on assets of Foreign Subsidiaries securing Debt of Foreign Subsidiaries under Working Capital Facilities in an aggregate amount not exceeding $3,000,000;

           (d) Liens arising in the ordinary course of its business which
(i) do not secure Debt or Derivatives Obligations and (ii) do not secure any single obligation (or class of obligations having a common cause) in an amount exceeding $5,000,000; and

           (e) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or leasing (pursuant to a capital lease) such asset, provided that (i) the aggregate principal amount of such Debt shall not exceed $5,000,000 and (ii) such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof.

               Section 5.10. Limitation on Debt. (a) The Borrower will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt except:

                 (i)  Debt under the Loan Documents;

                (ii)  intercompany Debt owing to any Obligor;

               (iii) unsecured Debt of the Borrower which has no scheduled principal repayments prior to the first anniversary of the Revolving Credit Termination Date, that is subordinated on terms that include blockage of payment on such debt in liquidation and upon a payment default (unless cured or waived) until all principal and interest on the Debt hereunder has been paid in full and blockage of such payment upon any other event of default at the election of the holders of senior debt or a portion thereof or agent therefor for a period of up to at least 150 days (or such lesser period as is customary in the market at the time of issuance of such debt) and which has other covenants and events of default that, taken as a whole are no more stringent than those contained herein, the proceeds of which Debt are used to prepay the Term Loans and to pay fees and expenses (including, without limitation, underwriting discounts) related to the incurrence of such Debt or such prepayment of Term Loans;

                (iv) unsecured, subordinated Guarantees by Subsidiary Guarantors of Debt permitted under clause (iii) above;

                 (v)  the Mexican Subsidiary Debt;

                (vi) Debt of Foreign Subsidiaries under Working Capital Facilities in an amount not exceeding $3,000,000;

               (vii) Debt of the Borrower and its Subsidiaries not otherwise permitted by this Section incurred after the Closing Date in an aggregate principal amount at any time outstanding not to exceed $10,000,000; and

              (viii) Debt of the Borrower to Sybron Chemie Nederland B.V. and Sybron Chemical Industries Nederland B.V. outstanding on the date hereof in an aggregate principal amount not exceeding 34,000,000 Dutch flourins and $4,000,000, respectively, that is subordinated on terms satisfactory to the Required Lenders.

           (b) The Borrower will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Guarantee other than the Subsidiary Guarantees and the Guarantees of Debt permitted under Section 5.10(a).

           (c) The Borrower will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Derivatives Obligations other than Derivatives Obligations for bona fide hedging purposes (and not for speculative purposes) to protect the Borrower and its Subsidiaries against interest rate, currency exchange rate or commodity price risk arising in the ordinary course of its business.

               Section 5.11. Leverage Ratio. At any date during any period set forth below, the Leverage Ratio will not exceed the ratio set forth below opposite such period:


            Period                              Ratio
            ------                              -----

Closing Date - December 31, 1998             4.00 : 1.00

January 1, 1999 - June 30, 1999              3.75 : 1.00

July 1, 1999 - December 31, 1999             3.50 : 1.00

January 1, 2000 and thereafter               3.00 : 1.00


               Section 5.12. Interest Coverage Ratio. The Interest Coverage Ratio during any period set forth below will not be less than the ratio set forth below opposite such period:


            Period                              Ratio
            ------                              -----

Closing Date - December 31, 1998             3.00 : 1.00

January 1, 1999 - December 31, 1999          3.25 : 1.00

January 1, 2000 and thereafter               3.50 : 1.00


               Section 5.13. Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio will at no time be less than 1.00:1.00.

               Section 5.14. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than an amount equal to the sum of (i) pro forma Consolidated Tangible Net Worth as at June 30, 1998, after giving effect to the Acquisition and the incurrence and repayment of Debt effected in connection therewith as if such events had occurred on such date, less $10,000,000 plus (ii) an amount equal to 50% of the consolidated net income of the Borrower and its Consolidated Subsidiaries for each Fiscal Quarter ending after June 30, 1998 but before the date of determination, in each case, for which such consolidated net income is positive (but with no deduction on account of negative consolidated net income for any Fiscal Quarter) plus (iii) 100% of the amount by which Consolidated Tangible Net Worth is increased after the Closing Date as a result of the issuance and sale of capital stock of the Borrower or the conversion or exchange of Debt of the Borrower into capital stock of the Borrower.

               Section 5.15. Limitation on Capital Expenditures. Consolidated Capital Expenditures for the period from the Closing Date through December 31, 1998 will not exceed $7,000,000 and Consolidated Capital Expenditures for each Fiscal Year thereafter shall not exceed $14,000,000; provided that (i) if the aggregate amount of Consolidated Capital Expenditures actually made in such period or any such Fiscal Year shall be less than the limit with respect thereto set forth above (before giving effect to any increase therein pursuant to this proviso) (the "Base Amount"), then the amount of such shortfall may be added to the amount of such Consolidated Capital Expenditures permitted for the immediately succeeding Fiscal Year (such shortfall amount in any Fiscal Year, the "Rollover Amount"), any Consolidated Capital Expenditures made during any Fiscal Year for which any Rollover Amount shall have been so added being applied, first, to the Base Amount for such Fiscal Year and, second, to the Rollover Amount added for such Fiscal Year and (ii) for any Fiscal Year
(or portion thereof) following any Business Acquisition permitted under
Section 5.17(b), the Base Amount for such Fiscal Year (or portion) shall be increased, for each such Business Acquisition, by an amount equal to the product of (A) the lesser of (x) $5,000,000 and (y) 5% of revenues of the business acquired in such Business Acquisition for the period of four Fiscal Quarters most recently ended on or prior to the date of such Business Acquisition multiplied by (B) (x) in the case of any partial Fiscal Year, a fraction, the numerator of which is the number of days remaining in such Fiscal Year after the date of such Business Acquisition and the denominator of which is 365 (or 366 in a leap year), and (y) in the case of any full Fiscal Year, 1.

               Section 5.16. Restricted Payments; Voluntary Prepayments. (a) The Borrower will not declare or make any Restricted Payment.

           (b) Neither the Borrower nor any Subsidiary will pay, repay, prepay, redeem, purchase, acquire or make any other payment in respect of the principal of any subordinated Debt, except any such Debt owed to the Borrower.

               Section 5.17. Investments and Acquisitions. (a) Neither the Borrower nor any Subsidiary will hold, make or acquire any Investment in any Person other than:
                 (i) Investments by the Borrower or any Subsidiary in any of their respective Subsidiaries;

                (ii)  Investments in the Borrower or a Subsidiary Guarantor;

               (iii)  Temporary Cash Investments;

                (iv)  the Acquisition;

                 (v) Investments in any Subsidiary that was a Foreign Subsidiary on the Closing Date if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause does not exceed $10,000,000;

                (vi)  Investments by Foreign Subordinates in Foreign
          Subsidiaries;

               (vii) Investments consisting of Business Acquisitions permitted under Section 5.17(b)(ii); and

              (viii) other Investments made after the Closing Date in an aggregate amount not to exceed $5,000,000.

           (b) Neither the Borrower nor any Subsidiary will consummate any Business Acquisition other than (i) the Acquisition and (ii) Business Acquisitions made on or after the Term B Repayment Date in an aggregate amount not exceeding (a) at any time that the Leverage Ratio is greater than or equal to 2.5 to 1.0, $15,000,000 and (b) at any time that Leverage Ratio is less than 2.5 to 1.0, $20,000,000.

               Section 5.18. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, (i) except for Investments permitted by Section 5.17, pay any funds to or for the account of any Affiliate, (ii) except for Investments permitted by Section 5.17, make any investment in any Affiliate (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise), (iii) lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to any Affiliate, or (iv) participate in, or effect, any transaction with any Affiliate, except in each case on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary as could have been obtained from a third party that was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit any Subsidiary from declaring or paying any lawful dividend or other payment ratably in respect of all its capital stock of the relevant class.

               Section 5.19. Limitation on Restrictions Affecting Subsidiaries. Neither the Borrower nor any of its Subsidiaries will enter into, or suffer to exist, any agreement with any Person, other than the Loan Documents, which (a) prohibits or limits the ability of any Subsidiary to (i) pay dividends or make other distributions or pay any Debt owed to the Borrower or any Subsidiary, (ii) make loans or advances to the Borrower or any Subsidiary or (iii) transfer any of its properties or assets to the Borrower or any Subsidiary or (b) prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except with respect to clauses (a)(iii) and (b) above, restrictions imposed by purchase money Liens or capital leases permitted by Section 5.9 on the assets financed or leased thereby.

               Section 5.20. Fiscal Year. The Borrower will not change its Fiscal Year from a fiscal year ending December 31.

               Section 5.21. Material Contracts; Occidental Indemnity. (a) The Borrower will not, and will not permit any of its Subsidiaries to, voluntarily terminate any license or contract without the written consent of the Required Lenders, except where such terminations would not in the aggregate have a Material Adverse Effect.

           (b) The Borrower will not, and will not permit any of its Subsidiaries to, take or omit to take any action that would cause or permit the Occidental Indemnity to cease to be in full force and effect.

               Section 5.22. Change in Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any material line of business substantially different from the specialty chemical business and those other lines of business carried on by it on the date hereof and any related businesses.

               Section 5.23. Further Assurances. (a) The Borrower will, and will cause each Subsidiary Guarantor to, at the Borrower's sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment and transfers as the Administrative Agent shall from time to time reasonably request, which may be necessary in the reasonable judgment of the Administrative Agent from time to time to assure, perfect, convey, assign and transfer to the Administrative Agent the property and rights conveyed or assigned pursuant to the Collateral Documents.

           (b) All costs and expenses in connection with the grant of any security interests under the Collateral Documents, including without limitation reasonable legal fees and other reasonable costs and expenses in connection with the granting, perfecting and maintenance of any security interests under the Collateral Documents or the preparation, execution, delivery, recordation or filing of documents and any other acts as the Administrative Agent may reasonably request in connection with the grant of such security interests shall be paid by the Borrower promptly upon demand.

           (c) The Borrower will not, and will not permit any of its Subsidiaries to, enter into or become subject to any agreement which would impair their ability to comply, or which would purport to prohibit them from complying, with the provisions of this Section.

           (d)  The Borrower will:

                 (i) not later than 30 days after the Closing Date, deliver to each Agent and each Lender an opinion (addressed to the Agents, the Issuers, the Swingline Bank and the Lenders) of local counsel for the Obligors reasonably satisfactory to the Administrative Agent in each United States jurisdiction in which an Obligor has its chief executive office or holds a material amount of inventory or equipment, substantially in the form of Exhibit E hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

                (ii) cause each Person which becomes a U.S. Subsidiary after the Closing Date to (x) become a party to the Subsidiary
          Guarantee as guarantor by executing a supplement thereof in form and substance satisfactory to the Administrative Agent, (y) enter into the Security Agreement and any other agreements, each in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable in order to grant perfected first priority security interests upon (I) all of its U.S. assets (including, without limitation, assets acquired by such Person after it becomes a U.S. Subsidiary, but excluding, (i) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, equipment subject to purchase money Liens permitted under Section 5.9 and rights under agreements the grant of a security interest in which would cause such agreements to be void or voidable or would constitute a default thereunder; (ii) and at all times prior to the Assessment Date (and thereafter if the Term Loans have been repaid in full on or prior to the Assessment
          Date), real property and intellectual property assets) and (II) all of the capital stock and equity interests owned by it (including, without limitation, capital stock and equity interests acquired by such Person after it becomes a U.S. Subsidiary), to secure its obligations under the Subsidiary Guarantee, provided that not more than 65% of the voting stock of any Foreign Subsidiary will be required to be so pledged;

               (iii) pledge, or cause to be pledged, pursuant to the Security Agreement, (x) in the case of any Subsidiary described in clause
          (ii) above, all of the capital stock or other equity interests of such Subsidiary owned directly or indirectly by the Borrower, and
          (y) in the case of any Foreign Subsidiary which becomes a Subsidiary of the Borrower after the Closing Date, 65% of the voting stock or other voting equity interests of such Foreign Subsidiary, and 100% of any other capital stock or other equity interest, owned directly or indirectly by the Borrower;

                (iv) take, and cause its Subsidiaries to take, such actions as may be necessary or desirable to effect the foregoing within 30 days after such Subsidiary is acquired or becomes a U.S.
          Subsidiary, including without limitation (x) executing and delivering, or causing such Subsidiary to execute and deliver, to the Administrative Agent such number of copies as the Administrative Agent may specify of such supplements, Security Agreement and other documents creating security interests and (y) delivering, or causing Subsidiaries to deliver, such certificates, evidences of corporate action, legal opinions or other documents as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, relating to the satisfaction of the Borrower's obligations under this Section; and

                 (v) use commercially reasonable efforts to deliver to the Administrative Agent, within 60 days after the Closing Date, waivers of contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance satisfactory to the Administrative Agent under each existing lease, warehouse agreement or similar agreement to which any Obligor is a party; provided that such waivers will in any event be incorporated when the existing lease, warehouse agreement or similar agreement is amended, renewed or extended and the Borrower will use commercially reasonable efforts obtain waivers of both contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance reasonably satisfactory to the Administrative Agent in connection with each new lease, warehouse agreement or similar agreement entered into by the any Obligor.

           (e) On or before the Assessment Date (unless the Term Loans are repaid in full on or before the Assessment Date), the Borrower shall, and shall cause each Subsidiary Guarantor to:

                 (i) execute and deliver a Borrower Mortgage or a Subsidiary Mortgage, as the case may be, and such other security documents as may be necessary, or as the Administrative Agent may reasonably request, to subject all of the parcels of real property designated as "Mortgage Property" on Schedule 4.11 to a first Lien securing the obligations of the Obligors under the Loan Documents;

                (ii) furnish the Administrative Agent within 60 days after the Assessment Date with an ALTA extended coverage lender's policy of title insurance in an aggregate amount reasonably acceptable to the Agents insuring each Mortgage as a valid, enforceable first
          Lien on the applicable Obligor's interest in the real property purportedly covered thereby, in each case subject only to such exceptions as are reasonably satisfactory to the Administrative Agent; provided, that if at any time any such real property is appraised at a value that is higher than the amount of title insurance covering such real property, the Borrower shall promptly increase (or cause the relevant Subsidiary to increase) the amount of such title insurance to an amount equal to the appraised value. On or prior to the Assessment Date (unless the Term Loans shall be repaid in full on or before the Assessment
          Date), the Borrower shall furnish a title commitment for such policy to the Administrative Agent, together with legible copies of all documents affecting title, which shall show all recording information. The policy, including each of the exceptions to coverage contained therein, shall be subject to the approval of the Administrative Agent, and shall be issued by a title company acceptable to the Administrative Agent;

               (iii) furnish the Administrative Agent with an ALTA survey with respect to the real property designated as "Mortgage Property" on Schedule 4.11, in form and substance reasonably satisfactory to the Administrative Agent, together with the following endorsements to the title policy referred to in clause
          (iv) above: (A) a comprehensive endorsement (ALTA 100 or equivalent) covering restrictions and other matters, (B) a broad form zoning endorsement, which specifically ensures that applicable parking requirements, if any, have been satisfied, (C) an endorsement ensuring that the Lien of each Mortgage is valid against any applicable usury laws or other laws prohibiting the charging of interest on interest, (D) an endorsement ensuring that the applicable real property has access to a dedicated public street, (E) a revolving credit endorsement, (F) a contiguity endorsement, (G) a survey and "same as" endorsement and (H) an endorsement deleting the so-called "doing business" exclusion; and



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

                (iv) deliver to each Agent and each Lender an opinion (addressed to the Agents, the Issuers, the Swingline Bank and the Lenders) of local counsel for the Obligors reasonably satisfactory to the Administrative Agent in the jurisdiction of organization of each material Foreign Subsidiary any of whose capital stock is pledged, or required to be pledged, under the Loan Documents, as to the perfection of such pledge, and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request.

               Section 5.24. Amendments to Acquisition Documents. The Borrower will not, and not permit any Subsidiary to, enter into any amendment or waiver of any material term of any Acquisition Document which would adversely affect the Lenders without the prior written consent of the Required Lenders.


                                 ARTICLE 6
                                 Defaults

               Section 6.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

           (a) the Borrower shall fail to pay when due any principal of any Loan, any Swingline Loan or any Reimbursement Obligation;

           (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three days;

           (c) the Borrower shall fail to observe or perform any covenant contained in Section 5.1(g) or Section 5.7 through 5.24, inclusive;



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

           (d) the Borrower shall fail to observe or perform any covenant or agreement (other than those covered by clause 6.1(a), 6.1(b) or 6.1(c) above) contained in this Agreement or any other Loan Document or any amendment hereof or thereof for 20 days after the Administrative Agent gives notice thereof to the Borrower at the request of any Lender;

           (e) any representation, warranty, certification or statement made by any Obligor in any Loan Document or any amendment thereof or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

           (f) the Borrower or any Subsidiary shall fail to make one or more payments in respect of Material Financial Obligations when due or within any applicable grace period;

           (g) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

           (h) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

           (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

           (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000;

           (k) judgments or orders for the payment of money exceeding $2,500,000 in aggregate amount shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 10 days;

           (l)  a Change of Control shall have occurred;

           (m) any Lien (other than Liens on Collateral with a value of less than $100,000) created by any of the Collateral Documents shall at any time fail to constitute a valid and (to the extent required by the Collateral Documents) perfected Lien on all of the Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Loan Documents, or any Obligor shall so assert in writing;

           (n) any Guarantee by any Subsidiary Guarantor pursuant to the Subsidiary Guarantee shall cease for any reason (other than the merger out of existence of such Subsidiary Guarantor pursuant to a transaction permitted hereunder) to be in full force and effect, or any Obligor shall so assert in writing;

           (o) any license of the Borrower or any Subsidiary shall be terminated or revoked or shall expire unrenewed and unreplaced, except where such termination, revocation or expiration would not have a Material Adverse Effect; or

           (p) both (i) any of (x) the Occidental Indemnity shall cease for any reason to be in full force and effect or Occidental shall so assert in writing, (y) Occidental shall fail, within 90 days of demand therefor, to pay or reimburse the Borrower or any of its Subsidiaries for any costs, liabilities or expenses in an aggregate amount exceeding $500,000 arising from or relating to actual or alleged actions, practices or omissions occurring or commencing prior to February 12, 1982 relating to possible groundwater, soil or air contamination at or from the Hicksville Facility itself and operations there conducted and from the disposal of waste materials from the operations of the specialty polymer business of Hooker Chemicals & Plastics Corp. at the Hicksville Facility or (z) any event of the type specified in clause 6.1(h) or 6.1(i) above shall occur with respect to Occidental and (ii) any of (x) the Borrower shall fail to maintain at least $10,000,000 of insurance covering environmental remediation costs in respect of the Hicksville Facility, (y) the provider of such insurance shall deny coverage thereunder, shall fail to pay claims thereunder in an aggregate amount exceeding $500,000 within 90 days of demand therefore or shall become subject to an event of the type referred to in Section 6.01(h) or 6.01(i) or (z) the Borrower and its Subsidiaries shall incur environmental remediation costs in respect of the Hicksville Facility in an aggregate amount exceeding $1,000,000 which is not covered by any such insurance;




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

then, and in every such event, the Administrative Agent shall:

                 (i) if requested by Lenders having more than 50% in aggregate amount of the then outstanding Commitments, by notice to the Borrower terminate the Commitments and the Commitments and the Swingline Commitment shall thereupon terminate;

                (ii) if requested by Lenders having more than 50% of the Aggregate LC Exposure, by notice to each Issuer instruct such Issuer (x) not to extend the expiry date of any outstanding Letter of Credit and/or (y) in the case of any Evergreen Letter of Credit, to give notice to the beneficiary thereof terminating such Letter of Credit as soon as is permitted by the provisions thereof, whereupon such Issuer shall deliver notice to that effect promptly (or as soon thereafter as is permitted by the provisions of the relevant Letter of Credit) to the beneficiary of each such Letter of Credit and the Borrower; and

               (iii) if requested by Lenders holding Notes (or Swingline Exposures) evidencing or representing more than 50% in aggregate outstanding principal amount of the Loans and Swingline Loans, by notice to the Borrower declare the Loans and Swingline Loans (together in each case with accrued interest thereon) to be, and the Loans and Swingline Loans (together in each case with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

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

provided that, if any Event of Default specified in clause 6.1(h) or 6.1(i) occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Administrative Agent, the Lenders or the Swingline Bank, the Commitments and the Swingline Commitment shall thereupon terminate, the Loans and Swingline Loans (together in each case with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and each Issuer shall not extend the expiry of any outstanding Letter of Credit and/or in the case of any Evergreen Letter of Credit, shall give notice to the beneficiary thereof terminating such Letter of Credit as soon as is permitted by the provisions thereof.

               Section 6.2. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.1(d) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

               Section 6.3. Cash Collateral. If an Event of Default shall have occurred and be continuing and Lenders having more than 50% of the Aggregate LC Exposure instruct the Administrative Agent to request cash collateral pursuant to this Section, the Borrower will, promptly after it receives such request from the Administrative Agent, pay to the Administrative Agent an amount in immediately available funds equal to the then aggregate amount available for subsequent drawings under all outstanding Letters of Credit, to be held by the Administrative Agent, under arrangements satisfactory to it, to secure the payment of all Reimbursement Obligations arising from subsequent drawings under such Letters of Credit; provided that, if any Event of Default specified in clause 6.1(h) or 6.1(i) occurs with respect to the Borrower, the Borrower shall pay such amount to the Administrative Agent forthwith without any notice, demand or other act by the Administrative Agent or the Lenders.


                                 ARTICLE 7
                                The Agents

               Section 7.1. Appointment and Authorization. Each Lender irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

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

               Section 7.2. Agents and Affiliates. Each financial institution serving as an Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent, and such financial institution and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent.

               Section 7.3. Action by Agents. The obligations of each Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agents shall not be required to take any action with respect to any Default, except, in the case of the Administrative Agent, as expressly provided in Article 6.

               Section 7.4. Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

               Section 7.5. Liability of Agents. None of the Agents, their respective affiliates and the directors, officers, agents and employees of the Agents and their respective affiliates shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders (or such different number of Lenders as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents, their respective affiliates and the directors, officers, agents and employees of the Agents and their respective affiliates shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to such Agent;
(iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection herewith or (v) the existence, validity or sufficiency of any Collateral. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.



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

               Section 7.6. Indemnification. The Lenders shall, ratably in proportion to their Credit Exposures, indemnify each Agent, its affiliates and the directors, officers, agents and employees of each such Agent and its affiliates (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

               Section 7.7. Credit Decision. Each Lender acknowledges that it has, independently and without reliance on any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance on any Agent, any Issuer or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

               Section 7.8. Successor Agents. Each Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor for such resigning Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as an Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to actions taken or omitted to be taken by it while it was an Agent.

               Section 7.9. Agent's Fee. The Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and such Agent.



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

               Section 7.10. Syndication Agent and Documentation Agent. Morgan Guaranty Trust Company of New York shall have no responsibility, obligation or liability under the Loan Documents in its capacity as Documentation Agent.


                                 ARTICLE 8
                          Change in Circumstances

               Section 8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or before the first day of any Interest Period for any Euro-Dollar Loans of any Class:

           (a) the Administrative Agent is advised by the Reference Lender that deposits in dollars in the applicable amounts are not being offered to the Reference Lender in the relevant market for such Interest Period, or

           (b) Lenders having at least 50% in aggregate amount of the Commitments of such Class (or, in the case of Term Lenders after the Closing Date, holding at least 50% in aggregate amount of the Term Loans then outstanding) advise the Administrative Agent that the London Interbank Offered Rate, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist (which notice the Administrative Agent shall give promptly),
(i) the obligations of the Lenders to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any affected Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

               Section 8.2. Illegality. If the adoption on or after the date hereof of any applicable law, rule or regulation, or any change on or after the date hereof in any applicable law, rule or regulation, or any change on or after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive on or after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, (which notice shall be given promptly) the obligation of such Lender to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Lenders.

               Section 8.3. Increased Cost and Reduced Return. (a) If the adoption on or after the date hereof of any applicable law, rule or regulation, or any change on or after the date hereof in any applicable law, rule or regulation, or any change on or after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) or any Issuer with any request or directive on or after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Euro-Dollar Loan, any such requirement included in the applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit (including letters of credit and participations therein) extended by, any Lender (or its Applicable Lending Office) or any Issuer or shall impose on any Lender (or its Applicable Lending Office) or any Issuer or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) or such Issuer of making or maintaining any Euro-Dollar Loan or issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) or such Issuer under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender or Issuer to be material, then, within 30 days after demand by such Lender (with a copy to the Administrative Agent) setting forth in reasonable detail the facts or circumstances giving rise to such demand, the Borrower shall pay to such Lender or Issuer such additional amount or amounts as will compensate such Lender or Issuer for such increased cost or reduction.

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

           (b) If any Lender shall have determined that the adoption on or after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change on or after the date hereof in any such law, rule or regulation, or any change on or after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive on or after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

           (c) Each Lender and Issuer will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender or Issuer to compensation pursuant to this Section and will designate a different Applicable Lending Office or LC Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender or Issuer, be otherwise disadvantageous to it. A certificate of any Lender or Issuer claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender or Issuer may use any reasonable averaging and attribution methods.

               Section 8.4. Taxes. (a) For the purposes of this Section, the following terms have the following meanings:

               "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note or Swingline Note, and all liabilities with respect thereto, excluding (i) in the case of each Lender Party, taxes imposed on its net income, gross receipts, capital stock and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or in which its Applicable Lending Office or LC Office is located and (ii) in the case of each Lender or the Swingline Bank, any United States withholding tax imposed on such payment, but not excluding any portion of such tax that exceeds the United States withholding tax which would have been imposed on such a payment to such Lender or Swingline Bank under the laws and treaties in effect when such Lender or Swingline Bank first becomes a party to this Agreement.

               "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or the Swingline Note or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any Note or the Swingline Note.

           (b) All payments by the Borrower to or for the account of any Lender Party hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall promptly furnish to the Administrative Agent, at its address specified in or pursuant to Section 9.1, the original or a certified copy of a receipt evidencing payment thereof. If any Lender Party shall receive from a taxing authority (as a result of any error in the imposition of Taxes by such taxing authority) a refund of any Taxes paid by the Borrower pursuant to this subsection 8.04(b) (or in lieu of receiving such refund, such taxing authority has applied the amount of such refund against the amount otherwise due from such Lender Party to such taxing authority), such Lender Party shall promptly pay to the Borrower the amount so received (or credited) without interest (other than interest received from the taxing authority with respect to such refund) and net of reasonable out-of-pocket expenses incurred with respect to receiving such refund (or credit).



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           (c)  The Borrower agrees to indemnify each Lender Party for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section) paid by such Lender Party and any liability (including penalties, interest and expenses other than those resulting from the failure of such Lender Party to pay to the applicable taxing authority any Taxes or Other Taxes for which it has received an indemnity payment from the Borrower) arising therefrom or with respect thereto. This indemnification shall be paid within 30 days after such Lender Party makes demand therefor (which demand shall set forth in reasonable detail the facts or circumstances giving rise to such demand).

           (d) Each Lender Party organized under the laws of a jurisdiction outside the United States, before it signs and delivers this Agreement in the case of each Lender Party listed on the signature pages hereof and before it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender Party remains lawfully able to do so pursuant to United States law or any applicable treaty), shall provide each of the Borrower and the Administrative Agent with Internal Revenue Service form 1001, 4224 or W-8, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Lender Party from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender Party or certifying that the income receivable by it pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. Each Lender Party other than a corporation that is a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, shall upon request from Borrower, deliver to the Borrower two duly completed Forms W-9, or a successor applicable form.

           (e) For any period with respect to which a Lender Party has failed to timely provide the Borrower or the Administrative Agent with the appropriate, accurate and complete form or successor form referred to in
Section 8.4(d) (unless such failure is due to a change in a United States law, regulation or applicable treaty occurring after the date on which such form originally was required to be provided), such Lender Party shall not be entitled to indemnification under Section 8.4(b) or 8.4(c) with respect to Taxes imposed by the United States; provided that if a Lender Party, that is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes; provided that such Lender Party shall reimburse the Borrower for any reasonable out of pocket costs or expenses the Borrower incurs in taking such steps.

           (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section as a result of a change in law or treaty occurring after such Lender first became a party to this Agreement, then such Lender will, at the Borrower's request, change the jurisdiction of its Applicable Lending Office if, in the judgment of such Lender, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender.

               Section 8.5. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Lender to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Lender has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans, and in any such case the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist (which notice shall be given promptly), all Loans which would otherwise be made by such Lender as (or continued as or converted to) Euro-Dollar Loans shall instead be Base Rate Loans on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders. If such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders.

               Section 8.6. Substitution of Bank. If (i) the obligation of any Lender to make or to convert or continue outstanding Loans as or into Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Lender has demanded compensation under Section 8.3 or 8.4, the Borrower shall have the right, with the assistance of the Administrative Agent, to designate a substitute bank or banks (which may be one or more of the Lenders) mutually satisfactory to the Borrower and the Agents (and, in the case of a Revolving Lender, the Issuers and the Swingline Bank) to purchase for cash, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit
G hereto, the outstanding Loans and LC Exposure of such Lender and assume the Commitment(s) of such Lender, without recourse to or warranty (except a warranty of title with respect to such Loans and LC Exposure) by, or expense to, such Lender, for a purchase price equal to the principal amount of all of such Lender's outstanding Loans and Reimbursement Obligations plus any accrued but unpaid interest thereon and the accrued but unpaid fees for the account of such Lender hereunder plus such amount, if any, as would be payable pursuant to Section 2.11 if the outstanding Loans of such Lender were prepaid in their entirety on the date of consummation of such assignment.

                                 ARTICLE 9
                               Miscellaneous

               Section 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party:
(a) in the case of the Borrower, any Issuer or Swingline Bank listed on the signature pages hereof or any Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Lender, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (c) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, three Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section; provided that notices to the Administrative Agent or any Issuer under Article 2 or Article 8 shall not be effective until received.

               Section 9.2. No Waivers. No failure or delay by any party hereto in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               Section 9.3. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agents, including reasonable fees and disbursements of special counsel for the Agents, in connection with the preparation and administration (provided that expenses of administration shall not include any Agent's normal operating or overhead expenses) of the Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Lender Party, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

           (b) The Borrower agrees to indemnify each Lender Party, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including without limitation reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel), including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee (x) in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of any Loan Document or any actual or proposed use of any Commitments, any Letter of Credit or any proceeds of Loans hereunder or (y) arising out of, in respect of or in connection with any and all Environmental Liabilities; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, the Borrower hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to Environmental Laws that it might have by statute or otherwise against any Lender, except for such that relate to any property with respect to any period after the Lenders shall have foreclosed on, or otherwise dispossessed the Borrower and its Subsidiaries of, such property and that arise from such Lender's gross negligence or willful misconduct as determined by a court of competent jurisdiction.

               Section 9.4. Set-Offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to the Loans of any Class and participations in Reimbursement Obligations held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest then due with respect to the Loans of such Class and participations in Reimbursement Obligations held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans and participations in Reimbursement Obligations held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans of such Class and participations in Reimbursement Obligations held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness in respect of the Loans and Reimbursement Obligations. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or Reimbursement Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

               Section 9.5. Amendments and Waivers. (a) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of any Agent, Issuer or Swingline Bank are affected thereby, by such Agent, Issuer or Swingline Bank, as relevant); provided that no such amendment or waiver shall:

                 (i) unless signed by all the affected Term Lenders, (A) increase or decrease the Term Commitment of any Lender (except for a ratable decrease in the Term Commitments of all Term Lenders) (B) reduce the principal of or rate of interest on any Term Loan or (C) postpone the date fixed for any payment of principal of or interest on any Term Loan or for the termination of any Term Commitment;

                (ii) unless signed by all the affected Revolving Lenders, (A) increase or decrease the Revolving Commitment of any Revolving Lender (except for a ratable decrease in the Revolving
          Commitments of all the Revolving Lenders), (B) reduce the principal of or rate of interest on any Revolving Loan, (C) postpone the date fixed for any payment of any Reimbursement Obligation or any principal of or interest on any Revolving Loan or any overdue Reimbursement Obligation or any fees payable with respect to Letters of Credit or the Revolving Commitments or for the termination of any Revolving Commitment or (D) amend or waive
          Section 2.4(d);

               (iii) unless signed by all the Lenders, (A) change the percentage of the Commitments of any Class or of the aggregate unpaid principal amount of the Loans of any Class, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (B) permit termination of the Subsidiary Guarantee or (C) effect or permit the release of all or substantially all of the Collateral;

                (iv) unless signed by Term Lenders holding a majority in aggregate principal amount of the then outstanding Term A Commitments or Term A Loans and a majority in aggregate principal amount of the then outstanding Term B Commitments or Term B Loans, amend clause (c)(i)(y) of Section 2.4; and

                 (v) unless signed by a Designated Lender or its Designating Lender, subject such Designated Lender to any additional obligation or affect its rights hereunder (unless the rights of all the Lenders of the applicable Class hereunder are similarly affected).

           (b) Any provision of the Collateral Documents or the Subsidiary Guarantee may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Obligor party thereto and the Administrative Agent with the consent of the Required Lenders; provided that no such amendment or waiver shall, unless signed by all the Lenders, effect or permit a release of all or substantially all of the Collateral or permit termination of the Subsidiary Guarantee.

               Section 9.6. Successors; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lender Parties.

           (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans and participations in Letters of Credit. If a Lender grants any such participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Issuers, the Swingline Bank and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower, the Issuers and the Swingline Bank hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii), (iii)(B) or (iii)(C) of Section 9.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of
Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by Section 9.6(c) or 9.6(d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection.

           (c) Any Lender may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its Commitment of any Class, its Loans of any Class or its Letter of Credit Liabilities and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto signed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower and the Syndication Agent (which shall not be unreasonably withheld or delayed) and solely with respect to any assignments of the Revolving Commitments, the Issuers and the Swingline Bank; provided that (i) after giving effect to any proposed assignment, the Credit Exposure of the transferor Lender shall be equal to $0 or at least $1,000,000 and the Credit Exposure of the proposed Assignee shall be at least equal to $1,000,000, (ii) if a proposed Assignee is an affiliate of a transferor Lender or was a Lender immediately before such assignment, no such consent of the Borrower, the Administrative Agent or, where applicable, the Issuers and Swingline Bank, shall be required, (iii) if any Agent or any affiliate of any Agent is a party to such assignment, no such consent of the Administrative Agent shall be required and (iv) if a Default under Section 6.1(b) or any Event of Default shall have occurred and be continuing, no such consent of the Borrower shall be required. When such instrument has been signed and delivered by the parties thereto and recorded as provided in
Section 2.16, and such Assignee has paid to such transferor Lender the purchase price agreed between them, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment and/or Loans and Reimbursement Obligations as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment (other than an assignment to which any Agent or any affiliate of any Agent is a party), the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,000. If the Assignee is not incorporated under the laws of the United States or a State thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of United States federal income taxes in accordance with Section 8.4.

           (d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

           (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 8.3 or
8.4 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

               Section 9.7.  Designated Lenders.  (a) Subject to the
provisions of this Section 9.7(a), any Lender may from time to time elect to designate an Eligible Designee to provide all or a portion of the Loans to be made by such Lender pursuant to this Agreement; provided that such designation shall not be effective unless the Borrower and the Administrative Agent consent thereto. When a Lender and its Eligible Designee shall have signed an agreement substantially in the form of Exhibit H hereto (a "Designation Agreement") and the Borrower and the Administrative Agent shall have signed their respective consents thereto, such Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit such Designated Lender to provide all or a portion of the loans to be made by such Designating Lender pursuant to Section
2.1 and the making of such Loans or portions thereof shall satisfy the obligation of the Designating Lender. As to any Loans or portion thereof made by it, each Designated Lender shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement and otherwise; provided that (x) its voting rights under this Agreement shall be exercised solely by its Designating Lender and (y) its Designating Lender shall be deemed to hold its Note as agent for its Designated Lender to the extent of the Loans or portion thereof funded by such Designated Lender. Each Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrower nor the Administrative Agent shall be responsible for any Designating Lender's application of such payments. In addition, any Designated Lender may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent, provide liquidity and/or credit facilities to or for the account of such Designated Lender to support the funding of Loans or portions thereof made by such Designated Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Lender.

           (b) Each party to this Agreement agrees that it will not institute against, or join any other person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Lender is paid in full. The Designating Lender for each Designated Lender agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender.
This Section 9.7(b) shall survive the termination of this Agreement.

               Section 9.8. No Reliance on Margin Stock. Each of the Lenders represents to each Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

               Section 9.9. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

               Section 9.10. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective on the date that the Administrative Agent shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in the form satisfactory to it of facsimile or other written confirmation from such party of execution of a counterpart hereof by such party). This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof, other than the provisions regarding the syndication of the Commitments and the Loans set forth in the Commitment Letter dated July 29, 1998 among the Borrower, DLJ Capital Funding, Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Guaranty Trust Company of New York, JPMSI and Mellon Bank, N.A.

               Section 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    SYBRON CHEMICALS INC.


                                    By: /s/   Richard M. Klein
                                       -----------------------------------
                                       Name:  Richard M. Klein
                                       Title: President
                                       Address:   Birmingham Road
                                                  P.O. Box 66
                                                  Birmingham, NJ 08011
                                       Facsimile: 609-892-8641


                                    DLJ CAPITAL FUNDING, INC., as Syndication
                                       Agent and as Lender


                                    By: /s/   Harold Philipps
                                       -----------------------------------
                                       Name:  Harold Philipps
                                       Title: Managing Director
                                       Address:   277 Park Avenue
                                                  New York, NY 10172
                                       Facsimile:



                                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                       as Documentation Agent and as Lender


                                    By: /s/   Steven Hannan
                                       -----------------------------------
                                       Name:  Steven Hannan
                                       Title: Vice President
                                       Address:   60 Wall Street
                                                  New York, NY 10260
                                       Facsimile:

                                    MELLON BANK, N.A., as Administrative
                                    Agent, as Lender, as Swingline Bank and as Issuer


                                    By: /s/   Stephen M. Wilus
                                       -----------------------------------
                                       Name:  Stephen M. Wilus
                                       Title: Vice President
                                       Address:   One Mellon Bank Center
                                                  Pittsburgh, PA 15258-0001
                                       Facsimile:

                            COMMITMENT SCHEDULE


------------------------------------------------------------------------------
BANK                      TERM A            TERM B             REVOLVER
------------------------------------------------------------------------------
Mellon Bank, N.A.         $25.0 million     -0-                $40.0 million
------------------------------------------------------------------------------
DLJ Capital Funding,      $13.0 million     $65.0 million      -0-
Inc.
------------------------------------------------------------------------------
Morgan Guaranty Trust     $7.0 million      $35.0 million      -0-
Company of New York
------------------------------------------------------------------------------
Total                     $45.0 million     $100.0 million     $40.0 million
------------------------------------------------------------------------------


                             PRICING SCHEDULE

               The "Euro-Dollar Margin", "Base Rate Margin" and "Commitment Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

==============================================================================
      Status           Level I    Level II    Level III    Level IV    Level V
==============================================================================
Euro-Dollar Margin     1.25%      1.50%       1.75%        2.00%       2.25%
------------------------------------------------------------------------------
Base Rate Margin       0%         0.25%       0.50%        0.75%       1.00%
------------------------------------------------------------------------------

Commitment Fee Rate    0.25%      0.30%       0.35%        0.40%       0.50%
==============================================================================


               For purposes of this Schedule, the following terms have the following meanings:

               "Applicable Leverage Ratio" means, in respect of any day, the Leverage Ratio as at the last day of the most recent Fiscal Quarter in respect of which the Borrower shall have delivered, on or prior to such day, a certificate pursuant to Section 5.1(c); provided that (i) if the Borrower shall fail to deliver any such certificate on or prior to the day so required pursuant to Section 5.1(c), the "Applicable Leverage Ratio" shall be deemed to be greater than 3.25 to 1.0 from and including the day upon which such certificate was required to have been delivered to, but excluding, the day upon which such certificate is delivered and (ii) for any day from and including the Closing Date to but excluding the first day upon which such a certificate is or is required to be delivered, the Applicable Leverage Ratio shall be the Leverage Ratio set forth in the certificate delivered pursuant to Section 3.1(i).

               "Level I Status" exists at any day if the Applicable Leverage Ratio in respect of such day is less than or equal to 1.75 to 1.0.

               "Level II Status" exists at any day if (i) the Applicable Leverage Ratio in respect of such day is less than or equal to 2.25 to 1.0 and
(ii) Level I Status does not exist.

               "Level III Status" exists at any day if (i) the Applicable Leverage Ratio in respect of such day is less than or equal to 2.75 to 1.0 and
(ii) neither Level I Status nor Level II Status exists.

               "Level IV Status" exists at any day if (i) the Applicable Leverage Ratio in respect of such day is less than or equal to 3.25 to 1.0 and
(ii) none of Level I Status, Level II Status and Level III Status exists.

               "Level V Status" exists at any date if, at such date, no other Status exists.

               "Status" refers to the determination which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any day.

               DISCLOSURE SCHEDULE TO CREDIT AGREEMENT AMONG
             SYBRON CHEMICALS INC., DLJ CAPITAL FUNDING, INC.,
                 MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                           AND MELLON BANK, N.A.

                         SCHEDULE 1.01 -- Sellers
                         -------------    -------



               The Sellers are the following:


                  1.    Louis T. Camilleri
                  2.    Anthony F. Forgione
                  3.    Joseph Mitola
                  4.    Joseph A. Ruffing

               DISCLOSURE SCHEDULE TO CREDIT AGREEMENT AMONG
             SYBRON CHEMICALS INC., DLJ CAPITAL FUNDING, INC.,
                 MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                           AND MELLON BANK, N.A.

                      SCHEDULE 4.07 -- Environmental
                      -------------    -------------

                  Possible additional remediation of areas of concern relating to removal of Tank T1, low pH, and groundwater contamination assessed by the N.J. Department of Environmental Protection and identified in the Phase I Environmental Site Assessment for the Birmingham, NJ site prepared by Strata Environmental dated June 1998 (estimated cost $400,000).

                  Ongoing groundwater remediation (20 years) identified in the Phase I Environmental Site Assessment for the Ede Holland site prepared by Strata Environmental dated June 1998 (estimated cost $70,000 per year for up to 20 years).

               DISCLOSURE SCHEDULE TO CREDIT AGREEMENT AMONG
             SYBRON CHEMICALS INC., DLJ CAPITAL FUNDING, INC.,
                 MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                           AND MELLON BANK, N.A.

                       SCHEDULE 4.11 -- Real Estate
                       -------------    -----------


            Borrower owns the following real property located within the United States:


                  1. Corporate Headquarters and Manufacturing Facility-Ion Exchange and Toner Polymers (Environmental Products) encompassing approximately 75 acres of total 500 acre site at P.O. Box 66, Birmingham Road, Birmingham, NJ 08011

                  2. Manufacturing Facility-Biochem (Environmental Products) encompassing approximately 2 acres at P.O. Box 808, 111 Kessler Mill Road, Salem, VA 24153.

                  3. Packaging and Warehouse Facility encompassing approximately 5 acres at P.O. Box 808, 114 Kessler Mill Road, Salem, VA 24153.

                  4. Manufacturing Facility-Textile Chemicals encompassing approximately 22 acres at P.O. Box 125, Highway 29A, Wellford, SC 29385.

                  5. Manufacturing Facility - Textile Chemicals encompassing approximately 9 acres at 29 Stott Avenue, Norwich Industrial Park, Norwich,
CT 06360.

                  Borrower leases the following real property located within the United States:

                  6. Warehouse - approximately 2 acres located at P.O. Box 1503, 221 Threadmill Road, Dalton, GA 30722.

                  7.    Warehouse located at 320 Elizabeth Avenue, Newark, NJ
07112.

                  8.    Warehouse located at 9721 Carnegie, El Paso, TX 79925.


                  9.    Warehouse located at 6459 Fleet Street, Commerce, CA
79925.

                  10. Warehouse and office space located at 465 Boulevard, Elmwood Park 07407.

                  Ruco Polymer Corporation owns the following real property located within the United States:

                  11. Property encompassing approximately 17 acres in Hicksville, New York.


                  Ruco Polymer Company of Georgia, LLC owns the following real property located within the United States:

                  12. Property encompassing approximately 30 acres in Columbus, Georgia.

               DISCLOSURE SCHEDULE TO CREDIT AGREEMENT AMONG
             SYBRON CHEMICALS INC., DLJ CAPITAL FUNDING, INC.,
                 MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                           AND MELLON BANK, N.A.


                       SCHEDULE 5.17 -- Investments
                       -------------    -----------


                                   None.

                 DISCLOSURE SCHEDULE TO SECURITY AGREEMENT
                       AMONG SYBRON CHEMICALS INC.,
                      SYBRON CHEMICALS HOLDINGS INC.,
                         RUCO POLYMER CORPORATION,
                   RUCO POLYMER COMPANY OF GEORGIA, LLC
                           AND MELLON BANK, N.A.

                      SCHEDULE 1 -- Equity Interests
                      ----------    ----------------




Sybron Chemicals Inc.
---------------------
100 shares of common stock of Sybron Chemicals Holdings Inc.
100,000 Units of Membership Interests in Ruco Polymer Company
 of Georgia, LLC
128,640 shares of common stock of Ruco Polymer Corp.



Sybron Chemical Holdings Inc.
-----------------------------
40,000 shares of Sybron Chemical Japan Ltd.
1 share of Sybron Chemicals Canada Ltd.
72,959,362 shares of Sybron Quimica, S.A. de C.V.
1,000 shares of Sybron Chemicals International Holdings Limited
1.6 million shares of common stock of Sybron Chemicals Taiwan
 Ltd.

                 DISCLOSURE SCHEDULE TO SECURITY AGREEMENT
                       AMONG SYBRON CHEMICALS INC.,
                      SYBRON CHEMICALS HOLDINGS INC.,
                         RUCO POLYMER CORPORATION,
                   RUCO POLYMER COMPANY OF GEORGIA, LLC
                           AND MELLON BANK, N.A.

                               SCHEDULE 2(f)
                               -------------


List of Pledged Instruments and Pledged Certificates of Stock for Borrower's
Subsidiaries:


 Sybron Chemical Holdings Inc.
 -----------------------------
         1.    40,000 shares of Sybron Chemical Japan Ltd.


         2.    1 share of Sybron Chemicals Canada Ltd.


         3.    72,959,362 shares of Sybron Quimica, S.A. de C.V.


         4.    1,000 shares of Sybron Chemicals International Holdings Ltd.


         5.    1.6 million shares of common stock of Sybron Chemicals Taiwan
               Ltd.


         6. January 3, 1997 $916,253.65 promissory note from Sybron Quimica, S.A. de C.V. of Calle Rio Ocoyoacac #433


         7. June 30, 1997 $100,000.00 promissory note from Sybron Quimica, S.A. de C.V. of Calle Rio Ocoyoacac #433


         8. April 7, 1998 $785,000.00 promissory note from Sybron Quimica, S.A. de C.V. of Calle Rio Ocoyoacac #433

                 DISCLOSURE SCHEDULE TO SECURITY AGREEMENT
                       AMONG SYBRON CHEMICALS INC.,
                      SYBRON CHEMICALS HOLDINGS INC.,
                         RUCO POLYMER CORPORATION,
                   RUCO POLYMER COMPANY OF GEORGIA, LLC
                           AND MELLON BANK, N.A.


              SCHEDULE OF PATENTS, TRADEMARKS AND COPYRIGHTS
              ----------------------------------------------


               In addition to the Patents, Patent Licenses, Trademarks, Trademark Applications and Trademark Licenses on the lists attached hereto, Borrower is the registered owner of the following patents and trademarks:


     Patents:
     US Patent # 5,102,977      McLafferty et al.     Issued: April 7, 1992
     Internally Catalyzed Sulfonate Bearing Hydroxyl Terminated
     Powder Coating Polyesters


     US Patent # 4,910,287      McLafferty et al.     Issued: March 20, 1990
     1-Methyl Imidazole Catalyzed Terminated Polyester


     Trademark:
     Name         Country                Number            Renewal Date
     ----         -------                ------            ------------

     RUCOFLEX     Benelux                 305,289           12/6/01
                  France                1,715,467           11/9/01
                  Italy                   627,465           11/7/01
                  Switzerland             400,092           10/27/01
                  United Stated           854,396           8/13/08


     RUCOTHANE    Benelux                 305,288           12/6/01
                  France                1,662,797           5/17/01
                  Italy                   608,092           12/17/00
                  Switzerland             389,053           11/15/10
                  United Stated           881,925           12/9/99


     RUCOTE       United States         1,589,575           4/3/00
                  Canada              TMA 490,595           2/26/13
                  Mexico                  526,838           6/13/06
                  CTM (ECC)            SN 550,418           Pending



     Trademark:
     Name         Country                Number            Renewal Date
     ----         -------                ------            ------------

     RUCO         United States         1,728,749           11/3/02
                  Canada              TMA 467,850           12/18/11
                  Mexico               SM 197,903           Pending
           CTM (EEC)                   SN 266,395           Pending

                                                                     EXHIBIT A


                      [TERM A/TERM B/REVOLVING] NOTE


                                                   New York, New York

                                                   ___________ __, _____


               For value received, SYBRON CHEMICALS INC., a Delaware corporation (the "Borrower"), promises to pay to the order of ______________________ (the "Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each [Term A/TermB/Revolving] Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such [Term A/TermB/Revolving]Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Mellon Bank N.A., at its address specified in or pursuant to Section 9.01 of the Credit Agreement.

               All [Term A/TermB/Revolving] Loans made by the Lender, the [respective Classes and] Types thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such [Term A/TermB/Revolving] Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make (or any error in making) any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Credit Agreement.

               This note is one of the Notes referred to in the Credit Agreement dated as of July 31, 1998 among Sybron Chemicals Inc., certain financial institutions, Mellon Bank N.A., as Administrative Agent, DLJ Capital Funding Inc., as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.




                                    SYBRON CHEMICALS INC.


                                    By:
                                        --------------------------------
                                        Name:
                                        Title:

                      LOANS AND PAYMENTS OF PRINCIPAL

------------------------------------------------------------------------------
                           [Class and]      Amount of
            Amount of        Type of        Principal      Notation Made
 Date         Loan            Loan           Repaid             By
------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------

                                                                     EXHIBIT G


                    ASSIGNMENT AND ASSUMPTION AGREEMENT

               AGREEMENT dated as of _________, 19__ among [NAME OF ASSIGNOR] (the "Assignor") and [NAME OF ASSIGNEE] (the "Assignee").

               WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of July __, 1998 among SYBRON CHEMICALS INC. (the "Borrower"), the Assignor and the other Lenders party thereto, DLJ CAPITAL FUNDING, INC., as Syndication Agent (the "Syndication Agent"), [MELLON BANK, N.A.], as Administrative Agent (the "Administrative Agent"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent (together with the Administrative Agent and the Syndication Agent, the "Agents") (as amended from time to time, the "Credit Agreement");

               [WHEREAS, as provided under the Credit Agreement, the Assignor has a Term A Commitment to make Term A Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $____________;]

               [WHEREAS, Term A Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;]

               [WHEREAS, as provided under the Credit Agreement, the Assignor has a Term B Commitment to make Term B Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $____________;]

               [WHEREAS, Term B Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;]

               [WHEREAS, as provided under the Credit Agreement, the Assignor has a Revolving Commitment to make Revolving Loans to the Borrower and participate in Letters of Credit in an aggregate principal amount at any time outstanding not to exceed $____________;]

               [WHEREAS, Revolving Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;]

               [WHEREAS, Letters of Credit with a total amount available for drawing thereunder of $__________ are outstanding at the date hereof;] and

               WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of [all] [a portion] of its [Term A] [Term B] [Revolving] Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of each of its outstanding [Term A Loans] [Term B Loans] [Revolving Loans and Letter of Credit Liabilities], and the Assignee proposes to accept such assignment and assume the corresponding obligations of the Assignor under the Credit Agreement;

               NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

               Section 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

               Section 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the [Term A Loans] [Term B Loans] [Revolving Loans and Letter of Credit Liabilities] of the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor and the Assignee [and the execution of the consent attached hereto by the Borrower[, the Issuing Banks,] and the Administrative Agent](1) and the payment of the amounts specified in Section ? required to be paid on the date hereof and the satisfaction of all other applicable conditions referred to in Section 9.06(c) of the Credit Agreement (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a [Term A] [Term B] [Revolving] Commitment in an amount equal to the Assigned Amount and acquire the rights of the Assignor with respect to a corresponding portion of each of its outstanding [Term A Loans] [Term B Loans] [Revolving Loans and Letter of Credit Liabilities] and
(ii) the [Term A] [Term B] [Revolving] Commitment of the Assignor shall, as of the date hereof, be reduced by the Assigned Amount, and the Assignor shall be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

               Section 3. Payments. As consideration for the assignment and sale contemplated in Section ? hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.(2) It is understood that commitment fees accrued before the date hereof are for the account of the Assignor and such fees accruing on and after the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and promptly pay the same to such other party.

               [Section 4. Consent of the Borrower[, the Issuing Banks,] and the Administrative Agent. This Agreement is conditioned upon the consent of the Borrower[, the Issuing Banks, the Swing Loan Lender] and the
Administrative Agent pursuant to Section 9.06(c) of the Credit Agreement.](3)

               [Section 5. Note. Pursuant to Section 9.06(c) of the Credit Agreement, the Borrower has agreed to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.](4)

------------
(1)  Delete if consent is not required.

(2) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

(3) Delete if consent is not required.

(4) Delete if (i) the Assignee is already a Lender, since it already has a Note or (ii) Assignee does not have a Note because it has not requested one under the Credit Agreement.

               Section 6. No Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of any Obligor, or the validity and enforceability of the obligations of any Obligor in respect of the Credit Agreement or any Note or any other Loan Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Obligors.

               Section 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               Section . Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                 [NAME OF ASSIGNOR]



                                 By:
                                    -------------------------------
                                    Name:
                                    Title:

                                 [NAME OF ASSIGNEE]



                                 By:
                                    -------------------------------
                                    Name:
                                    Title:

               [The undersigned consent to the foregoing assignment.


                                 [NAME OF BORROWER]



                                 By:
                                    -------------------------------
                                    Name:
                                    Title:

                                 MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as
                                    Administrative Agent


                                 By:
                                    -------------------------------
                                    Name:
                                    Title: ]


                                 [NAME OF EACH ISSUING BANK]



                                 By:
                                    -------------------------------
                                    Name:
                                    Title: ]

                                                                     EXHIBIT H

                           DESIGNATION AGREEMENT
                    dated as of ________________, _____

               Reference is made to the Credit Agreement dated as of July __, 1998 (as amended from time to time, the "Credit Agreement") among Sybron Chemicals Inc., a Delaware corporation (the "Borrower"), the lenders party thereto (the "Lenders"), DLJ Capital Funding, Inc., as Syndication Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and Mellon Bank, N.A., as Administrative Agent (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

               _________________ (the "Designator") and ________________ (the
"Designee") agree as follows:

         1. The Designator designates the Designee as its Designated Lender under the Credit Agreement and the Designee accepts such designation.

         2. The Designator makes no representations or warranties and assumes no responsibility with respect to the financial condition of the Borrower or any other Obligor or the performance or observance by the Borrower or any other Obligor of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto.

         3. The Designee confirms that it is an Eligible Designee, appoints and authorizes the Designator as its administrative agent and attorney-in-fact and grants the Designator an irrevocable power of attorney to receive payments made for the benefit of the Designee under the Credit Agreement and the other Loan Documents and to deliver and receive all communications and notices under the Credit Agreement and the other Loan Documents, if any, that the Designee is obligated to deliver or has the right to receive thereunder, and acknowledges that the Designator retains the sole right and responsibility to vote under the Credit Agreement and the other Loan Documents, including, without limitation, the right to approve any amendment or waiver of any provision of the Credit Agreement or any other Loan Document, and agrees that the Designee shall be bound by all such votes, approvals, amendments and waivers and all other agreements of the Designator pursuant to or in connection with the Credit Agreement or any other Loan Document, all subject to Section 9.05(a)(ii) of the Credit Agreement.

         4. The Designee confirms that it has received a copy of the Credit Agreement and each other Loan Document, together with copies of the most recent financial statements referred to in Article 4 or delivered pursuant to Article 5 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement, agrees that it will, independently and without reliance upon the Administrative Agent, the Designator or any other Agent, Issuer, Swingline Bank or Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement or any other Loan Document.

         5. Following the execution of this Designation Agreement by the Designator and the Designee and the consent hereto by the Borrower, it will be delivered to the Administrative Agent for its consent. This Designation Agreement shall become effective when the Administrative Agent consents hereto or on any later date specified on the signature page hereof.

         6. Upon the effectiveness hereof, (a) the Designee shall have the right to make Loans or portions thereof as a Lender pursuant to Section 2.01 of the Credit Agreement and the rights of a Lender related thereto and (b) the making of any such Loans or portions thereof by the Designee shall satisfy the obligations of the Designator under the Credit Agreement to the same extent, and as if, such Loans or portions thereof were made by the Designator.

         7. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

               IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date(5):______ , ____

------------
(5) This date should be no earlier than the date of the Administrative Agent's consent hereto.

                                 [NAME OF DESIGNATOR]


                                 By:
                                    -------------------------------
                                    Title:
                                    Name:

                                 [NAME OF DESIGNEE]


                                 By:
                                    -------------------------------
                                    Title:
                                    Name:

The undersigned consent to the foregoing designation.

                                 SYBRON CHEMICALS INC.


                                 By:
                                    -------------------------------
                                    Title:
                                    Name:

                                               , as Administrative Agent



                                 MELLON BANK, N.A.


                                 By:
                                    -------------------------------
                                    Title:
                                    Name: